Exhibit 7.1
SHAW COMMUNICATIONS INC.
as Issuer
- and -
COMPUTERSHARE TRUST COMPANY OF CANADA
as Indenture Trustee

TRUST INDENTURE
Providing for the creation and issuance of
Debt Securities issuable in Series
Dated as of <>, 2007

TABLE OF CONTENTS

ARTICLE ONE INTERPRETATION		1
1.1	Definitions	1
1.2	Accounting Principles	15
1.3	Headings and Table of Contents	15
1.4	Section and Schedule References	16
1.5	Governing Law	16
1.6	Currency	16
1.7	Non Business Days	16
1.8	Time	16
1.9	Reference to Statutes	16
1.10	Severability	16
1.11	Number, Gender and Expressions	17
1.12	Independence of Covenants	17
1.13	Interest Payments and Calculations	17
1.14	English Language	17
1.15	No Conflict with Series Supplements	18
1.16	Form of Documents Delivered to Indenture Trustee	18
1.17	Agency for Service	19

ARTICLE TWO THE DEBT SECURITIES		20

2.1	No Limit on Issue	20
2.2	Principal Terms of a Series	20
2.3	Currency and Denominations	23
2.4	Form of Definitive Debt Securities	23
2.5	Form of Interim Debt Securities	24
2.6	Execution	24
2.7	Certification by Indenture Trustee	25
2.8	Certifying Agent	25
2.9	Paying Agent	26
2.10	Registrar	29
2.11	Transfer Agent	31
2.12	Registration of Exchanges and Transfers	32
2.13	Persons Entitled to Payment	33
2.14	Cancellation of Debt Securities	34
2.15	Mutilated, Lost, Stolen or Destroyed Debt Securities	34
2.16	Access to Lists of Holders	35
2.17	Global Securities	36
2.18	Use of Proceeds	38

ARTICLE THREE REDEMPTIONS AND PURCHASES, SINKING FUNDS		38

3.1	Redemption	38
3.2	Tax Redemption	41

3.3	Sinking Fund	42
3.4	Purchase of Debt Securities	43

ARTICLE FOUR PAYMENTS, PRIORITY ARRANGEMENTS		43

4.1	Provisions for Payment	43
4.2	Interest Payments	43
4.3	Currency Indemnity	45
4.4	Ranking of Debt Securities	45

ARTICLE FIVE COVENANTS OF ISSUER		46

5.1	Positive Covenants	46
5.2	Negative Covenants	50
5.3	Indenture Trustee May Perform Covenants	52
5.4	Additional Amounts	52
5.5	Waiver of Certain Covenants	54

ARTICLE SIX EVENTS OF DEFAULT AND REMEDIES		54

6.1	Events of Default	54
6.2	Acceleration of Maturity; Rescission and Annulment	55
6.3	Remedies	56
6.4	Indenture Trustee May File Proofs of Claim	57
6.5	Enforcement Without Possession of Debt Securities	57
6.6	Application of Money Collected	58
6.7	Notice of Event of Default	58
6.8	Restoration of Rights and Remedies	58
6.9	Rights and Remedies Cumulative	59
6.10	Waiver of Defaults	59
6.11	Holders May Direct Indenture Trustee’s Action	59
6.12	Limitation of Indenture Trustee’s Liability	59

ARTICLE SEVEN SUITS BY HOLDERS AND INDENTURE TRUSTEE		60

7.1	Holders May Not Sue	60
7.2	Unconditional Right of Holders to Receive Principal, Premium and Interest	61

ARTICLE EIGHT THE INDENTURE TRUSTEE		61

8.1	Duties of Indenture Trustee	61
8.2	Employ Agents	61
8.3	Reliance on Evidence of Compliance	62
8.4	Provision of Evidence of Compliance to Indenture Trustee	62
8.5	Contents of Evidence of Compliance	62
8.6	Advice of Experts	63
8.7	Indenture Trustee May Deal in Debt Securities	63
8.8	Conditions Precedent to Indenture Trustee’s Obligation to Act	63
8.9	Indenture Trustee Not Required to Give Security	64
8.10	Resignation or Removal of Indenture Trustee; Conflict of Interest	64
8.11	Authority to Carry on Business; Resignation	65
8.12	Protection of Indenture Trustee	66
8.13	Additional Representations and Warranties of Indenture Trustee	68

8.14	Acceptance of Trusts by Indenture Trustee	68
8.15	Anti Money Laundering	68

ARTICLE NINE NOTICES		69

9.1	Notice to Issuer	69
9.2	Notice to Holders	69
9.3	Notice to Indenture Trustee	70

ARTICLE TEN HOLDERS’ ACTIONS AND MEETINGS		71

10.1	Holder Actions	71
10.2	Meetings of Holders	73
10.3	Additional Powers Exercisable by Holder Direction	76
10.4	Powers Cumulative	77
10.5	Regulations	77

ARTICLE ELEVEN AMALGAMATION, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE		78

11.1	Issuer May Consolidate, etc., Only on Certain Terms	78
11.2	Successor Person Substituted	78

ARTICLE TWELVE SUPPLEMENTAL INDENTURES AND AMENDMENTS		79

12.1	Series Supplements	79
12.2	Supplemental Indentures	79

ARTICLE THIRTEEN DEFEASANCE; SATISFACTION AND DISCHARGE		82

13.1	Issuer's Option to Effect Defeasance or Covenant Defeasance	82
13.2	Defeasance and Discharge	82
13.3	Covenant Defeasance	82
13.4	Conditions to Defeasance or Covenant Defeasance	83
13.5	Deposited Money and Canadian Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	85
13.6	Reinstatement	85

ARTICLE FOURTEEN GENERAL		86

14.1	Binding Effect	86
14.2	Counterparts	86
14.3	Privacy	86
14.4	Third Party Interests	86

     THIS IS A TRUST INDENTURE dated as of February <>, 2007 between SHAW COMMUNICATIONS INC., a corporation existing under the laws of the Province of Alberta, as issuer (the “Issuer”), and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company under the laws of Canada, in its capacity as indenture trustee (the “Indenture Trustee”).
     WHEREAS the Issuer wishes to issue from time to time Debt Securities in the manner provided for in this Indenture;
     NOW THEREFORE THIS INDENTURE WITNESSES that, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Issuer and the Indenture Trustee, it is agreed as follows:
ARTICLE ONE
INTERPRETATION
1.1 Definitions.
     The following terms have the meanings specified below for all purposes of this Indenture:
     “Additional Amounts” has the meaning specified in Subsection 5.4(a).
     “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.
     “Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgements and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and shall also include any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation.
     “Applicable Securities Law” means any Applicable Law in any jurisdiction regulating, or regulating disclosure with respect to, any sale or distribution of securities in, or to residents of, such jurisdiction.
     “Applicants” has the meaning specified in Subsection 2.16(2).
     “Attributable Value” means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension option held by the lessee), discounted from the respective due dates to the date of determination at a rate equivalent to the rate used for the purposes of financial reporting in accordance with Canadian GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges.
     “Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and, in each case, on any day that is a Business Day in the place of publication.
     “Book-Based System” means, in relation to the Global Securities of a Series, the debt clearing, record entry, transfer and pledge systems and services established and operated by or on behalf of the related Depositary for such Series (including where applicable pursuant to one or more agreements between such Depositary and its Participants establishing the rules and procedures for such systems and services).
     “Bearer Debt Security” means a Debt Security issued in bearer form and which is payable to the bearer from time to time of such Debt Security, and shall include, where the context so requires, the coupons of such Debt Security.
     “Board of Directors” means either the board of directors of the Issuer or any duly authorized committee of that board.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which (a) is not a day on which chartered banks in Toronto, Ontario or Calgary, Alberta or in connection with a particular Series in any Place of Payment relative to such Series, are authorized or required under Applicable Law to remain closed, and (b) in connection with a particular Series, is a day in any Place of Payment relative to such Series on which the related Depositary, if any, for such Series processes transactions under its Book-Based System.
     “Cable Properties” means Cable Television Systems, together with any lines of fibre optic or co-axial cable, transmitters, off-air antennae and microwave system hardware located in Canada and used primarily in operating a Cable Television System.
     “Cable Subsidiary” means a Subsidiary whose principal assets are Cable Properties.
     “Cable Television System” means the business of carrying on a licensed cable distribution undertaking under the Broadcasting Act (Canada).
     “Canadian Dollars” or “$”means lawful currency of Canada.
     “Canadian GAAP” means generally accepted accounting principles which are in effect from time to time in Canada.

     “Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with Canadian GAAP and which has a term of at least 12 months. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
     “Capital Stock” of any Person means any and all shares, interests, participations, rights in, or other equivalents (however designated) of corporate stock of such Person including, in the case of an unincorporated entity, securities of such Person entitled to rights similar to those of corporate stock.
     “CDS” means CDS Clearing and Depository Services Inc., together with its successors from time to time.
     “Certifying Agent” has the meaning specified in Subsection 2.8(1).
     “Certificate of the Issuer” means a certificate signed by a Responsible Officer of the Issuer.
     “Clearing Agency” means, in relation to a Series issuable in whole or in part in the form of one or more Global Debt Securities, (i) CDS, or (ii) any other organization recognized as a “clearing agency” pursuant to Applicable Securities Law specified for such purpose in the related Series Supplement.
     “Clearstream Luxembourg” means Clearstream Banking, société anonyme.
     “contested” and “contesting” means contested or contesting, as the case may be, in good faith by appropriate proceedings promptly initiated and diligently conducted.
     “Consolidated Net Tangible Assets” means the total amount of assets of any Person on a consolidated basis, after deducting therefrom (i) all current liabilities (excluding any Debt classified as a current liability), (ii) all goodwill, trade names, trademarks, patents, unamortized debt discounts and financing costs and all other like intangible assets (excluding any broadcast or spectrum licenses or permits in respect of Cable Television Systems, direct-to-home services, satellite services, telephony services or wireless telephony services) and (iii) appropriate adjustments on account of minority interests of other Persons holding shares of the Subsidiaries of such Person, all as set forth in the most recent consolidated balance sheet of such Person prepared in accordance with Canadian GAAP (but, in any event, as of a date within 150 days of the date of determination).
     “Counsel” means, in the case of Counsel to the Indenture Trustee, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Indenture Trustee (who may, except as otherwise expressly provided in this Indenture, also be Counsel to the Issuer) and, in the case of Counsel to the Issuer, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Issuer.

     “Covenant Defeasance” has the meaning specified in Section 13.3.
     “Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination, (vii) every payment obligation under interest rate or currency protection agreements of such Person, payment of which could not be considered as interest in accordance with Canadian GAAP and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.
     “Debt Instrument” means any bond, debenture, note or other evidence of indebtedness of any kind, nature or description whatsoever, each of which is a “Type” of Debt Instrument.
     “Debt Security” means any Debt Instrument executed by the Issuer and certified and delivered by the Indenture Trustee from time to time pursuant to this Indenture, and “Type” of Debt Security shall mean the Type of Debt Instrument so issued and certified.
     “Declaration of Acceleration” means a declaration of acceleration with respect to all affected Series under Subsection 6.2(1) or the related Series Supplement.
     “Default” means, with respect to a Series, any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default with respect to such Series.
     “Default Interest” has the meaning specified in Subsection 4.2(3).
     “Defeasance” has the meaning specified in Section 13.2.
     “Definitive Bearer Debt Security” means, with respect to a Series, a Bearer Debt Security in the definitive form specified or provided for in the related Series Supplement.
     “Definitive Debt Security” means, with respect to a Series, a Debt Security, whether in bearer or registered form, in the definitive form specified or provided for in the related Series Supplement.
     “Definitive Registered Debt Security” means, in relation to a Series, a Registered Debt Security in the definitive form specified or provided for in the related Series Supplement.

     “Depositary” means, with respect to a Series issuable in whole or in part in the form of one or more Global Debt Securities, the Clearing Agency or Clearing Agencies designated in or pursuant to the related Series Supplement as the Depositary or Depositaries for such Series, together with their respective successors in such capacity.
     “Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Debt Securities.
     “DTC” means The Depository Trust Company, together with its successors from time to time.
     “Excluded Holder” has the meaning specified in Subsection 5.4(a).
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
     “Equivalent Amount” means, with respect to any two currencies, the amount obtained in one such currency when an amount in the other currency is translated into the first currency using the spot wholesale transactions buying rate of the Bank of Canada for the purchase of the applicable amount of the first currency with the other currency in effect as of 12:00 noon on the Business Day with respect to which such computation is required for the purpose of this Indenture or the other applicable Series Specific Document or, in the absence of such a buying rate on such date, using such other rate as the Indenture Trustee may reasonably select.
     “Event of Default” means, with respect to a Series, any of the events identified in Section 6.1, or in the related Series Supplement, as being an Event of Default with respect to such Series.
     “Global Debt Security” means a Debt Security of a Series in global form, whether in bearer form (a “Global Bearer Debt Security”) or registered form (a “Registered Global Debt Security”).
     “Governmental Authority” means, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada or any country in which such Person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person has an undertaking, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country.
     “Government Obligations” means, in respect of any Series of Debt Securities, direct obligations of, or obligations the payment of principal of and interest, if any, on which are fully guaranteed by, the government that issued the currency in which the Debt Securities of such Series are payable and which are payable in the same currency as such Series.
     “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed”, "Guaranteeing” and “Guarantor” shall have the meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.
     “Holder” means, with respect to a Bearer Debt Security, including a coupon of a Bearer Debt Security, the Person having possession of such Bearer Debt Security or coupon, and, with respect to a Registered Debt Security, the Person in whose name such Registered Debt Security is registered in the relevant Register in accordance with this Indenture (and including, for greater certainty, in the case of any Global Debt Security, the applicable Depositary or its nominee which has possession of such Global Debt Security or in whose name such Global Debt Security is registered, as the case may be).
     “Holder Action” means any request, demand, authorization, direction, notice, consent, waiver or other action of any nature or kind given, made or taken, or to be given, made or taken, by one or more Holders under or in respect of this Indenture or any Debt Securities.
     “Holder Direction” means:
(a)	in respect of a Holder Action by Holders of a Series solely in relation to such Series:
(i)	an approval of or direction to make, give or take such Holder Action given by Holders of more than 50% of the principal amount of such Series then Outstanding voted at a duly constituted meeting of such Holders; or

(ii)	an approval of or direction to make, give or take such Holder Action given pursuant to an instrument in writing signed in one or more counterparts by Holders of more than 50% of the principal amount of such Series then Outstanding; or
(b)	in respect of a Holder Action by Holders of more than one affected Series in relation to more than one affected Series:
(i)	an approval of or direction to make, give or take such Holder Action given by Holders of more than 50% of the aggregate principal amount of all such Series then Outstanding (considered as one class) voted at a duly constituted meeting of such Holders; or
(ii)	an approval of or direction to make, give or take such Holder Action given pursuant to an instrument in writing signed in one or more counterparts by the Holders of more than 50% of the aggregate principal amount of all such Series then Outstanding (considered as one class).
     “including” means including without limitation; and “include” or "includes” shall mean, respectively, include without limitation or includes without limitation.
     “Indenture” means (a) this trust indenture as originally executed, including the Schedules to this Indenture, as the same may be supplemented (other than by a Series Supplement), amended (other than by a Series Supplement), consolidated or restated from time to time, and (b) with respect to a particular Series, this Indenture as defined in clause (a) above as supplemented by the related Series Supplement; and the expressions “hereto”, “herein”, “hereof”, “hereby”, “hereunder”, and similar expressions refer to this Indenture and not to any particular Article, Section, Subsection, Paragraph, clause or other part of this Indenture.
     “Indenture Amendment” has the meaning specified in Section 12.2.
     “Indenture Trustee” has the meaning specified in the first Paragraph of this Indenture and shall include any successor Indenture Trustee appointed pursuant to this Indenture.
     “Interest Payment Date” means, with respect to any accrued interest on any Debt Security, the Stated Maturity of such interest.
     “issued” means, in relation to a Debt Security, that such Debt Security has been executed by the Issuer, certified by the Indenture Trustee as provided herein, and delivered by or on behalf of the Issuer.
     “Issuer” has the meaning specified in the first Paragraph of this Indenture, and shall include its successors from time to time pursuant to the applicable provisions of this Indenture.
     “Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by a Responsible Officer.
     “Lien” means, with respect to any properties or assets, any mortgage or deed of trust, pledge, hypothecation, assignment for security, deposit arrangement, security interest, lien, charge or other security agreement or encumbrance of any kind or nature whatsoever on or with respect to such properties or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any lease of property or assets for a term of more than 12 months).
     “Material Adverse Effect” means, with respect to a Series, a material adverse affect on (i) the business, operations, prospects, properties or condition, financial or otherwise, of the Issuer and its Subsidiaries taken as a whole, or (ii) the Issuer’s ability to perform its obligations and liabilities under the Series Specific Documents for such Series.

     “Maturity” means, with respect to any principal of a Debt Security, the date on which such principal becomes due and payable, whether at Stated Maturity or by Declaration of Acceleration, call for redemption or otherwise.
     “Non-Recourse Debt” means Debt (a) for which none of the Issuer or any Subsidiary of the Issuer which owns or operates, directly or indirectly, a Cable Television System, is directly or indirectly liable, unless (i) such liability is expressly subordinated in right of payment to the prior payment of all principal of and interest on the Debt Securities, or (ii) such liability may be satisfied, at the option of the Issuer, by the issuance of Capital Stock which is not Disqualified Stock, and (b) no default with respect to any such Debt would permit the holder of any other Debt of the Issuer or any Subsidiary of the Issuer which owns or operates, directly or indirectly, a Cable Television System to accelerate the maturity of such other Debt.
     “Notice” has the meaning specified in Section 9.1.
     “Offering Document” means, with respect to a Series, any prospectus, offering memorandum or similar disclosure document prepared by or on behalf of the Issuer for delivery to purchasers, or prospective purchasers, of such Series in connection with the initial sale of such Series.
     “Office” or “Agency” means, with respect to a Series, an office or agency of the Issuer, the Indenture Trustee, the related Registrar or the related Paying Agent, as the case may be, maintained or designated in the Place of Payment for such Series pursuant to this Indenture or the related Series Supplement or any other office or agency of the Issuer, the Indenture Trustee, the related Registrar or the related Paying Agent, as the case may be, maintained or designated for such Series pursuant to this Indenture and the related Series Supplement.
     “Opinion of Counsel” means a written opinion addressed to the Indenture Trustee (among other addressees) by legal counsel who may, except as otherwise expressly provided in this Indenture, be Counsel for the Issuer, and who shall be reasonably satisfactory to the Indenture Trustee.
     “Organizational Documents” means, with respect to any Person, such Person’s articles, memorandum or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement, limited partnership agreement, joint venture agreement, operating agreement, declaration of trust or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.
     “Original Currency” has the meaning specified in Section 4.3.
     “Other Currency” has the meaning specified in Section 4.3.
     “Other Series Agent” means, with respect to any Series, a Person appointed in or pursuant to the related Series Supplement to act in any agency or other identified capacity (other than as Depositary, Registrar or Paying Agent) for such Series, together with such Person’s successors from time to time in such capacity.

     “Outstanding” means, in relation to a Series, all Debt Securities of such Series issued under this Indenture on or prior to the date of determination, except:
(a)	any such Debt Securities cancelled by the Indenture Trustee, or delivered to the Indenture Trustee, the related Registrar or the related Paying Agent for cancellation, on or prior to such date;

(b)	any such Debt Securities for which funds in the necessary amount to repay such Debt Securities have been deposited on or prior to such date with the Indenture Trustee, the related Registrar or the related Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Debt Securities; provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice satisfactory to the Indenture Trustee has been made;

(c)	Debt Securities as to which Defeasance has been effected pursuant to Article 13; and

(d)	Debt Securities which have been paid and satisfied in full or in exchange for or in lieu of which other Debt Securities of such Series have been issued other than any such Debt Securities in respect of which there shall have been presented to the Indenture Trustee proof satisfactory to the Indenture Trustee that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Issuer;
provided, however, that in determining whether Holders of the requisite principal amount of outstanding Debt Securities have given, made or taken any Holder Action as of any date, (w) the principal amount of a Debt Security shall be the principal of such Debt Security which would be due and payable as of such date upon acceleration of the Maturity of such Debt Security to such date pursuant to a Declaration of Acceleration, (x) if, as of such date, the principal amount of a Debt Security payable at its Stated Maturity is not determinable, the principal amount thereof which shall be deemed to be outstanding shall be the amount as specified in or determined pursuant to the related Series Supplement, (y) the principal amount of a Debt Security denominated in one or more foreign currencies which shall be deemed to be outstanding shall be the Equivalent Amount in Canadian Dollars, determined as of such date, of the principal amount of such Debt Security (or, in the case of a Debt Security described in Clause (w) or (x) above, of the amount determined as provided in such Clause), and (z) Debt Securities beneficially owned by the Issuer or any other obligor upon such Debt Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such Holder Action, only Debt Securities which a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right to so act with respect to such Debt Securities and that the pledgee is not the Issuer or any other obligor upon such Debt Securities or any Affiliate of the Issuer or of such other obligor, provided that the outstanding principal amount of any such pledged Debt

Securities as at any date shall be deemed to be only the aggregate of the indebtedness and liabilities of the Issuer secured by such pledge that are outstanding on such date or which the pledgee thereof (or Person on whose behalf the pledgee thereof is acting) is committed on such date to permit the Issuer to incur.
     “Participant” means, in relation to a Depositary, a broker, dealer, bank or other financial institution or other Person on whose behalf such Depositary or its nominee holds Debt Securities pursuant to a Book-Based System operated by such Depositary.
     “Paying Agent” means, in relation to a Series, the Person or Persons appointed in or pursuant to the related Series Supplement as the paying agent or paying agents for such Series, in such capacity, together with such Persons’ successors from time to time in such capacity.
     “Permitted Liens” of any Person at any particular time means:
(i)	Liens existing on the date of the Indenture;

(ii)	any Lien in favour of a Governmental Authority in connection with the operations of such Person or any Subsidiary of such Person and not in respect of the financing thereof;

(iii)	Liens in favour of such Person or a Wholly-Owned Subsidiary of such Person (but only so long as it is a Wholly-Owned Subsidiary of such Person);

(iv)	Liens in respect of Purchase Money Obligations;

(v)	Liens on property or assets existing at the time of acquisition thereof by such Person, provided that such Liens were not incurred in anticipation of such acquisition;

(vi)	Liens on property or assets of a Person existing at the time it becomes a Subsidiary of such Person, or is liquidated or merged into, or amalgamated or consolidated with, such Person or a Subsidiary of such Person or at the time of the sale, lease or other disposition to such Person or a Subsidiary of such Person of all or substantially all of its properties and assets;

(vii)	any renewal, refunding or extension of any Lien referred to in the foregoing clauses (i) through (vi), inclusive; provided that the principal amount of indebtedness secured thereby after such renewal, refunding or extension is not increased and the Lien is limited to the property or assets originally subject thereto and any improvements thereon;

(viii)	Liens securing Debt permitted to be incurred under Paragraph 5.2(c)(vi); provided that any such Lien is limited to the property or assets of the Subsidiary incurring or issuing such Debt and the shares in the capital of, or other ownership interests in, such Subsidiary;

(ix)	any Lien affecting property subject to a lease entered into as part of a Sale and Leaseback Transaction permitted under Paragraph 5.2(b)(ii);

(x)	Liens securing Non-Recourse Debt, the principal amount of which is exchangeable for the securities of or ownership interests in another Person; provided that any such Lien extends to or covers only such securities or ownership interests and the proceeds thereof underlying such Non-Recourse Debt; and

(xi)	Liens securing indebtedness not secured by Liens referred to in the foregoing clauses (i) through (x) inclusive, in an aggregate principal amount, together with the Attributable Value of any Sale and Leaseback Transactions entered into pursuant to Paragraph 5.2(b)(i) and any Debt or Preferred Stock incurred or issued pursuant to Paragraph 5.2(c)(i), not to exceed, as of the date of determination, 15% of Consolidated Net Tangible Assets.
     “Permitted Subsidiary Guarantee” means a Guarantee given by a Subsidiary in favour of holders of Debt, provided that (i) such Debt is permitted to be incurred hereunder and (ii) contemporaneously with entering into any such Permitted Subsidiary Guarantee, such Subsidiary also enters into a Guarantee for the benefit of all holders of Debt Securities and the Trustee (the “Qualifying Guarantee”) which Qualifying Guarantee shall rank pari passu with the Permitted Subsidiary Guarantee and shall apply to all of the obligations outstanding under the Debt Securities and this Indenture from time to time. Any such Qualifying Guarantee may also provide that it shall be released if at any time (i) the Permitted Subsidiary Guarantee has been released, or (ii) the guarantor ceases to be a Subsidiary of the Issuer, unless in either case a Default or an Event of Default has occurred and is continuing at such time.
     “Person” means any natural person, corporation, firm, partnership, joint venture or other unincorporated association, trust, government or Governmental Authority.
     “Place of Payment” means, in relation to a Series, the place or places where the principal of and any premium, interest and other amounts on such Series are payable as specified in the related Series Supplement.
     “Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior to, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person and shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends.
     “Principal Terms” has the meaning specified in Section 2.2.
     “Proceeding” means any suit, action or other judicial or administrative proceeding.

     “property” means any asset, revenue or any other property or property right or interest, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.
     “Purchase Money Obligations” means any monetary obligations (including a Capital Lease Obligation and rental obligations under any other lease for a term of more than 12 months) created, assumed or incurred prior to, at any time of, or within 12 months after, the acquisition (including by way of lease), construction or improvement of any real or tangible personal property, for the purpose of financing all or any part of the purchase price or lease payments in respect thereof; provided that the principal amount of such obligation may not exceed the unpaid portion of the purchase price or lease payments, as applicable, and further provided that any Lien given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and improvements, if any, thereto or erected or constructed thereon and the proceeds thereof.
     “Quorum” means, in relation to a meeting of Holders of one or more Series, a quorum of such Holders determined in accordance with Paragraph 10.2(3)(a).
     “Rating Agency” means, at any particular time with respect to a Series, a credit rating agency specified in the related Series Supplement which is then rating such Series, or any other credit rating agency selected from time to time by the Indenture Trustee to provide a rating, and which is then providing a rating, for such Series.
     “Redemption Date” means, with respect to a Debt Security to be redeemed, the date fixed for such redemption by or pursuant to the related Series Supplement.
     “Replacement Agent” has the meaning specified in Subsection 2.15(1).
     “Redemption Price” means, with respect to a Debt Security to be redeemed, the price (including any applicable premium) at which such Debt Security is to be, or may be, redeemed, as specified in the related Series Supplement.
     “Register” has the meaning specified in Subsection 2.10(a).
     “Registered Debt Security” means a Debt Security issued in registered form and which is payable to the registered Holder thereof.
     “Registrar” means, in relation to a Series, the Person or Persons appointed in or pursuant to the related Series Supplement as the registrar or registrars for such Series, in such capacity, together with such Persons’ successors from time to time in such capacity.
     “Regular Interest Record Date” means, with respect to a Series and related Interest Payment Date, the date specified in or determined pursuant to the related Series Supplement as the record date for the determination of the Holders to which interest on such Series is payable on such Interest Payment Date, provided that, if the related Series Supplement does not contain any provision specifying or setting out the manner to determine such date, the Regular Interest Record Date for such Series shall mean (x) the fifteenth day of the month immediately preceding the month in which such Interest Payment Date occurs, if such Interest Payment Date is the fourteenth or any preceding day of a month, and (y) the last day of the month immediately preceding the month in which such Interest Payment Date occurs, if such Interest Payment Date is the fifteenth or any subsequent day of a month.
     “Requirements of Law” means, with respect to any Person, the Organizational Documents of such Person and any Applicable Law, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its business or property or to which such Person or any of its business or property is subject.
     “Responsible Officer” means, with respect to (i) the Indenture Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Senior Manager or any Manager, and any other officer of the Indenture Trustee customarily performing functions similar to any such office within the corporate trust department of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with that relevant subject, or (ii) the Issuer, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, any Executive Vice President, any Vice President, any Assistant Vice President, any Secretary, any Assistant Secretary, any Treasurer or any Assistant Treasurer and any other officer of the Issuer customarily performing functions similar to any such office with the Issuer.
     “Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 12 months after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.
     “Series” means all Debt Securities of the same Type issued pursuant to the same Series Supplement, the Principal Terms of which are, subject to the last sentence of Section 2.2, identical, whether or not such Debt Securities have been or are to be issued on the same date.
     “Series Issuance Date” means, with respect to a Series, the date specified as such in the related Series Supplement.
     “Series Specific Documents” means, in relation to a Series, (i) this Indenture including the related Series Supplement, (ii) all Debt Securities of such Series, (iii) all other documents and agreements, including those creating any Series Specific Lien for such Series identified in the related Series Supplement as a Series Specific Document for such Series, and (d) all other agreements, documents, certificates and instruments delivered by the Issuer to the Indenture Trustee pursuant to, or in respect of, any of the agreements, documents, certificates or instruments referred to in any of the preceding Clauses of this definition, in each case as the same may from time to time be supplemented, amended, consolidated or restated.

     “Series Specific Lien” has the meaning specified in Subsection 4.4(4).
     “Series Supplement” means, with respect to a Series, a supplement to this Indenture establishing the Principal Terms of, and other terms and conditions applicable to, such Series, as such supplement may be amended, modified, supplemented, consolidated or restated from time to time.
     “Special Holder Direction” means:
(a)	in respect of a Holder Action by Holders of a Series solely in relation to such Series:
(i)	an approval of or direction to make, give or take such Holder Action given by Holders of 100% of the principal amount of such Series then Outstanding voted at a duly constituted meeting of such Holders; or

(ii)	an approval of or direction to make, give or take such Holder Action given pursuant to an instrument in writing signed in one or more counterparts by the Holders of 100% of the principal amount of such Series then Outstanding; or
(b)	in respect of a Holder Action by Holders of more than one affected Series in relation to more than one affected Series:
(i)	an approval of or direction to make, give or take such Holder Action given by Holders of 100% of the principal amount of all such Series then Outstanding (considered as one class) voted at a duly constituted meeting of such Holders; or
(ii)	an approval of or direction to make, give or take such Holder Action given pursuant to an instrument in writing signed in one or more counterparts by the Holders of 100% of the principal amount all such Series then Outstanding (considered as one class).
     “Special Interest Record Date” means, with respect to the payment of any Default Interest on a Series, the meaning specified in Paragraph 4.2(3)(a).
     “Special Quorum” means, with respect to a Special Holder Direction to be considered at a meeting of Holders, a quorum of such Holders determined in accordance with Paragraph 10.2(3)(b).
     “Stated Maturity” means, with respect to any principal of or accrued interest on a Debt Security, the fixed date or dates specified in the related Series Supplement on which such principal or interest is due and payable.
     “Subsidiary” of any Person means a Person more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.
     “Successor Issuer” has the meaning specified in Section 11.1.
     “Taxes” has the meaning specified in Subsection 5.4(a).
     “Transfer Agent” has the meaning specified in Section 2.11.
     “Type” has the meaning specified in the definition of “Debt Security”.
     “Vice President”, when used with respect to the Issuer or the Indenture Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
     “Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.
     “Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.
1.2 Accounting Principles.
     As used in this Indenture and in any certificate or other document made or delivered pursuant to this Indenture, accounting terms not defined in this Indenture (including with respect to a particular Series, in the related Series Supplement), or in any such certificate or other document, and accounting terms partly defined in this Indenture (including with respect to a particular Series, in the related Series Supplement) or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under Canadian GAAP consistently applied. To the extent that the definitions of accounting terms in this Indenture (including any Series Supplement), or in any such certificate or other document are inconsistent with the meanings of such terms under Canadian GAAP consistently applied, the definitions contained in this Indenture (including such Series Supplement), or in any such certificate or other document shall prevail.
1.3 Headings and Table of Contents.
     The division of this Indenture, a Series Supplement or a Debt Security into Articles, Sections, Subsections, Paragraphs, clauses and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture, such Series Supplement or such Debt Security.

1.4 Section and Schedule References.
     Unless something in the subject matter or context is inconsistent therewith, references in this Indenture to Articles, Sections, Subsections, Paragraphs, clauses, other subdivisions, exhibits, appendices or schedules are to Articles, Sections, Subsections, Paragraphs, clauses, other subdivisions, exhibits, appendices or schedules of or to this Indenture.
1.5 Governing Law.
     This Indenture, each Series Supplement and each Debt Security shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in such Province, and each of the Issuer, the Indenture Trustee and, by their acceptance of Debt Securities and the benefits of this Indenture and the related Series Supplement, the Holders from time to time submit to the non-exclusive jurisdiction of the courts of the Province of Alberta.
1.6 Currency.
     Unless expressly provided to the contrary in this Indenture or in any Debt Security, all monetary amounts in this Indenture or in such Debt Security refer to Canadian Dollars.
1.7 Non-Business Days.
     Unless expressly provided to the contrary in this Indenture or in any Debt Security, whenever any payment shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other actions shall be taken, as the case may be, on, or as of, or from a period ending on, the next succeeding Business Day.
1.8 Time.
     Unless otherwise expressly stated in this Indenture or in any Debt Security, all references to a time will mean Calgary, Alberta local time. Time shall be of the essence in this Indenture and all other Series Specific Documents.
1.9 Reference to Statutes.
     Unless expressly provided to the contrary in this Indenture or in any Debt Security, all references to any statute or any provision of any statute shall include all regulations or policies made under such statute or in connection with such statute from time to time, and shall include such statute or provision as the same may be amended, restated, re-enacted or replaced from time to time.
1.10 Severability.
     In the event that one or more provisions in this Indenture, any Series Supplement or any Debt Security shall be invalid, illegal or unenforceable in any respect under any Applicable Law,

the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby. Each of the provisions of this Indenture and the other Series Specific Documents is declared to be separate and distinct.
1.11 Number, Gender and Expressions .
     Words importing the singular number only will include the plural and vice versa, words importing gender will include all genders and words importing any type or category of Persons will include all types and categories of Persons. Where any term or expression is defined in this Agreement, derivations of such term or expression will have a corresponding meaning.
1.12 Independence of Covenants.
     Each covenant contained in this Indenture or any other Series Specific Document shall be construed (absent an express provision to the contrary) as being independent of each other covenant, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.
1.13 Interest Payments and Calculations.
(1)	All interest payments to be made under this Indenture or any Debt Security will be paid without allowance or deduction for deemed re-investment or otherwise, both before and after maturity and before and after default and/or judgement, if any, until payment of the amount on which such interest is accruing, and, to the extent permitted by Applicable Law, interest will accrue on overdue interest.
(2)	For the purposes of the Interest Act (Canada), if in this Indenture or in any Debt Security a rate of interest is or is to be calculated on the basis of a period which is less than a full calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the calendar year for which such calculation is made and divided by the number of days in such period.
(3)	The rates of interest stipulated in this Indenture or in any Debt Security will be calculated using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed re-investment of interest.
(4)	In calculating interest or fees payable under this Indenture or under a Debt Security for any period, unless otherwise specifically stated, the first day of such period shall be included and the last day of such period shall be excluded.
1.14 English Language.
     The Issuer, the Indenture Trustee and, by their acceptance of Debt Securities and the benefits of this Indenture and the related Series Supplement, the Holders acknowledge that this Indenture, each Debt Security and each document related hereto and thereto (whether or not any of such documents is also drawn up in French) has been drawn up in English at the express will of such Persons. Les parties à ces présents conviennent que ces présents ainsi que tout document qui s’y rattache (incluant tout document rédigé en francais et en anglais) soient rédigés en langue anglaise à la volonté expresse des parties.
1.15 No Conflict with Series Supplements.
     The terms and provisions of a Series Supplement for a Series may eliminate, modify, amend or add to any of the terms and provisions of this Indenture, but solely as applied to such Series. The insertion of the phrase “in any Series Supplement”, “unless otherwise specified in the related Series Supplement” or similar phrases in this Indenture, or the absence of any such phrase, shall not limit the scope of or otherwise affect the preceding sentence or Section 2.2. For greater certainty, if a term or provision contained in this Indenture shall conflict or be inconsistent with a term or provision of a Series Supplement for a Series, such Series Supplement shall govern with respect to such Series; provided, however, that the terms and provisions of such Series Supplement may eliminate, modify, amend or add to the terms and provisions of this Indenture solely as applied to such Series.
1.16 Form of Documents Delivered to Indenture Trustee.
(1)	In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(2)	Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Responsible Officer’s certificate or opinion is based are erroneous. Any certificate or opinion of any Person or any Opinion of Counsel (the Person giving such certificate or opinion being the “Opinion or Certificate Provider”) may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, a Responsible Officer of the Issuer to the extent that it relates to information or factual matters in the possession of the Issuer or upon a certificate or opinion of, or representations by, an officer or officers of any other Person to the extent that it relates to information or factual matters in the possession of such other Person, unless the Opinion or Certificate Provider knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations from such other Person with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may rely upon the opinion of such other counsel.

(3)	Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(4)	In connection with any application or certificate or report to the Indenture Trustee, wherever it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term or condition, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 8.3.
(5)	Every certificate or opinion with respect to compliance with a term, condition or covenant shall specify the document and the Section of such document under which such certificate or opinion is being made and shall include:
(a)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in such document relating to such covenant or condition;

(b)	a statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)	a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with;

(d)	a statement as to whether, in the opinion of such individual, such term, condition or covenant has been complied with.
Any application, written demand, statement, request, notice, designation, direction, nomination or other document to be made by the Issuer shall, unless otherwise provided, be deemed sufficiently made and executed if executed by a Responsible Officer of the Issuer. Any certificate of any expert, insofar as it relates to matters outside of such expert’s competence or responsibility, may be based upon a certificate or opinion of or upon representations by Counsel, other counsel or some other qualified expert, unless such first-mentioned expert knows that the certificate or opinion or representations with respect to the matters upon which the certificate may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.
1.17 Agency for Service.
By the execution and delivery of this Indenture, the Issuer (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Debt Securities or this Indenture that may be instituted in any U.S. federal or state court located in The

City of New York, or brought under federal or state securities laws or brought by the Indenture Trustee (whether in its individual capacity or in its capacity as Indenture Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) notwithstanding Section 1.5 of this Indenture, submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System and written Notice of said service to it (mailed or delivered to its Chief Financial Officer at its Office as specified in Section 9.1 hereof), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect so long as this Indenture shall be in full force and effect.
To the extent that any of the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Debt Securities, to the extent permitted by law.
ARTICLE TWO
THE DEBT SECURITIES
2.1 No Limit on Issue.
     The aggregate principal amount of Debt Securities which may be issued under this Indenture is unlimited, and the aggregate principal amount of any Series which may be issued under this Indenture will be specified or determined in the manner provided for in the related Series Supplement (which amount, for greater certainty, may be unlimited). Notwithstanding the foregoing, Debt Securities may be issued only upon and subject to the conditions specified in this Indenture.
2.2 Principal Terms of a Series.
     Prior to the initial issuance of any Debt Securities of a Series, the Issuer will establish, pursuant to a separate Series Supplement, the principal terms of such Series (the “Principal Terms”) which may include the following:
(a)	the name, title or specific designation of such Series;

(b)	the price at which such Series will be issued or whether such Series will be issued on a non-fixed price basis;

(c)	the Type of Debt Securities that will comprise such Series;

(d)	the aggregate principal amount of such Debt Securities that may be issued (except for Debt Securities issued upon a transfer of, or in exchange for, or in lieu of, other Debt Securities of such Series);

(e)	the date or dates on which such Debt Securities will mature and the portion (if less than the full principal amount thereof) of such Debt Securities which shall be payable upon a Declaration of Acceleration;

(f)	the currency or currencies of such Debt Securities and in which the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, and whether the Holder of any such Debt Security or the Issuer may elect the currency in which payments thereon are to be made and, if so, the manner of such election;

(g)	the denominations in which such Debt Securities may be issued;

(h)	the manner of payment and the Place of Payment for such Debt Securities;

(i)	whether such Debt Securities are to be interest bearing and, if so, the rate or rates of interest (which may be fixed or variable) per annum, the manner in which interest payable will be calculated, the date from which interest, if any, on such Debt Securities, whether payable in cash, in kind, or in shares, will accrue, the Interest Payment Dates and the Regular Interest Record Dates (or the method of determining any of the foregoing) and the date upon which payment of interest will commence and any special provisions for the payment of additional interest with respect to such Debt Securities;

(j)	the right of the Issuer, if any, to extend the Interest Payment Dates, and the duration of any such extension, with respect to such Debt Securities;

(k)	the right of the Issuer, if any, to prepay, redeem or purchase such Debt Securities and, in relation to any such right, the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities are to be so prepaid, redeemed or purchased, in whole or in part;

(l)	the right of the Holders, if any, to cause the Issuer to prepay, redeem or repurchase such Debt Securities and, in relation to any such right, the details of the obligation, if any, of the Issuer to prepay, redeem or repurchase such Debt Securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities are to be so prepaid, redeemed or purchased, in whole or in part;

(m)	the rights or obligations of the Issuer, if any, to establish and fund a sinking fund or other analogous arrangement with respect to such Debt Securities, and in relation to any such right or obligation the details of the right or obligation, if any, of the Issuer to establish and fund such sinking fund or analogous arrangement and the terms and conditions upon which such sinking fund or analogous arrangement may or shall be established and funded;

(n)	the definitive form or forms of such Debt Securities including the form of the certificate of the Indenture Trustee relative thereto;

(o)	any exchange on which such Debt Securities will be listed;

(p)	whether such Debt Securities will be issued as Bearer Debt Securities or Registered Debt Securities or both, and, if issuable as Bearer Debt Securities, the restrictions as to the offer, sale and delivery of such Bearer Debt Securities and as to exchanges between Bearer Debt Securities and Registered Debt Securities;

(q)	whether such Debt Securities will be issued as either Definitive Debt Securities or Global Debt Securities or both, and the Depositary for any such Global Debt Securities, the terms and conditions, if any, upon which any such Global Debt Securities may be exchanged, in whole or in part, for Definitive Debt Securities, and the manner in which any interest payable on such Global Debt Securities will be paid;

(r)	the purpose, if any, for which the net proceeds from the issue of such Debt Securities are to be used by the Issuer;

(s)	the terms, if any, pursuant to which such Debt Securities are subject to defeasance;

(t)	the extent and manner, if any, to which payment on or in respect of Debt Securities will be senior or subordinated to the prior payment of other liabilities and obligations of the Issuer;

(u)	the terms and conditions, if any, pursuant to which such Debt Securities are to be guaranteed or secured;

(v)	whether such Debt Securities will be convertible into or exchangeable for any other security of the Issuer and, if so, the terms and conditions of conversion including the conversion price, the conversion period and any provisions pursuant to which the number of securities of the Issuer to be received by the Holders of such Debt Securities would be subject to adjustment;

(w)	if the amount of principal of or any premium, interest or other amount on such Debt Securities may be determined with reference to an index or an identifiable security, commodity or other asset, the description of such index, security, commodity or other asset and the manner in which such amounts shall be determined;

(x)	whether a Registrar, Paying Agent or Other Series Agent will be appointed for such Debt Securities and, if so, the identity of, or the manner for determining the identity of, such Registrar, Paying Agent or Other Series Agent;

(y)	any provisions with respect to those definitions specified in Article 1, and those other provisions of this Indenture, which require or permit further specification in the related Series Supplement;

(z)	any additional terms and provisions with respect to, and any additional conditions, representations, covenants and Events of Default, if any, for, such Debt Securities;

(aa)	any modification or elimination of any of the definitions, representations, covenants, conditions, Events of Default or other terms and provisions of this Indenture to be applicable to such Debt Securities;

(bb)	any provisions granting special rights to Holders of such Debt Securities when a specified event occurs;

(cc)	any special tax implications of, or any special tax provisions, representations, agreements or indemnities relating to, such Debt Securities, including any provisions for withholding tax indemnities or gross-ups; and

(dd)	any other provisions, requirements, conditions, indemnities, enhancements or other matters of any nature or kind whatsoever relating to such Debt Securities including any terms which may be required by, or advisable under, any Applicable Law or any rules, procedures or requirements of any securities exchange on which any of such Debt Securities are, or are proposed to be, listed or of any over the counter market in which any of such Debt Securities are, or are proposed to be, traded or which may be advisable in connection with the marketing of such Debt Securities.
All Debt Securities of a particular Series will be subject to identical Principal Terms except that the issue date, the issue price and the amount of the first payment of interest may be different in respect of Debt Securities of such Series issued on different dates.
2.3 Currency and Denominations.
     Debt Securities shall be issuable only in the currency or currencies, and only in the denomination or denominations, prescribed in the related Series Supplement.
2.4 Form of Definitive Debt Securities.
(1)	The definitive form or forms of a Debt Security, and the Indenture Trustee’s certificate of authentication on such Debt Security, shall be substantially as set forth in the related Series Supplement. The forms of all Debt Securities may contain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and the related Series Supplement, and may have such letters, numbers or other marks or identification or designation and such legends or endorsements placed thereon as are required to conform to usage or to comply with any Applicable Law, or with the rules of any securities exchange on which any of such Debt Securities may be listed or any over the counter market on which any of such Debt Securities may be traded, or as the Issuer may determine to be necessary, appropriate or desirable for any other purpose.

(2)	Debt Securities may be typewritten, printed, lithographed or engraved or otherwise produced, or be any combination of the foregoing, as the Issuer may determine.
2.5 Form of Interim Debt Securities.
(1)	Pending the delivery of Definitive Debt Securities of a Series to the Indenture Trustee, there may be issued, in lieu of such Definitive Debt Securities, interim Debt Securities of such Series, in such forms and in such denominations and signed in such manner as the Issuer may approve, entitling the Holders of such interim Debt Securities to Definitive Debt Securities of such Series when the same are ready for delivery; provided, however, that the aggregate principal amount of interim Debt Securities of a Series so created and certified shall not exceed the aggregate principal amount of Debt Securities of such Series for the time being authorized. The provisions of Section 2.7 regarding certification by the Indenture Trustee shall apply to interim Debt Securities.
(2)	When issued, interim Debt Securities of a Series shall, for all purposes, be deemed to be Debt Securities of such Series and, pending the exchange of such interim Debt Securities for Definitive Debt Securities of such Series, the Holders of such interim Debt Securities shall be deemed to be Holders of Debt Securities of such Series and entitled to the benefit of this Indenture to the same extent and in the same manner as though such exchange had been made.
(3)	Immediately after the delivery of Definitive Debt Securities of a Series to the Indenture Trustee, the Indenture Trustee shall call in for exchange all interim Debt Securities of such Series and immediately after such exchange shall cancel the same. No charge shall be made by the Issuer or the Indenture Trustee to the Holders of such interim Debt Securities for such exchange.
2.6 Execution.
(1)	Debt Securities shall be executed on behalf of the Issuer by a Responsible Officer of the Issuer. The signature of such Responsible Officer on any Debt Securities may be manual or mechanically reproduced, and Debt Securities bearing such mechanically reproduced signature shall be as valid and binding upon the Issuer as if a Responsible Officer had manually signed such Debt Securities. Debt Securities bearing the manual or facsimile signature of an individual who was, at any time, a Responsible Officer of the Issuer shall, subject to certification by the Indenture Trustee pursuant to Section 2.7, be valid and binding upon the Issuer notwithstanding that such individual ceased to be a Responsible Officer of the Issuer prior to the certification and delivery of such Debt Securities.
(2)	The Issuer shall provide to the Indenture Trustee, the related Registrar or the related Paying Agent, as the case may be, a supply of certificates to evidence Debt Securities for each Series in such forms (including interim, bearer, registered, global or definitive, as the case may be), in such amounts, bearing such distinguishing letters and numbers, and as at such times as are necessary to enable the Indenture Trustee, the related Registrar and the related Paying Agent to fulfil their respective responsibilities under this Indenture.

2.7 Certification by Indenture Trustee.
(1)	At any time and from time to time after the execution and delivery of this Indenture (including the related Series Supplement), the Issuer may deliver Debt Securities signed by a Responsible Officer of the Issuer to the Indenture Trustee for certification, pursuant to an Issuer Order applicable thereto. Upon receipt by the Indenture Trustee of an Issuer Order applicable to such Debt Securities, the Indenture Trustee shall certify and deliver such Debt Securities in the manner specified in such Issuer Order, without receiving any consideration for such certification and delivery.
(2)	No Holder shall be entitled to any right or benefit under this Indenture with respect to a Debt Security, and such Debt Security shall not be valid or binding for any purpose, unless such Debt Security has been certified, substantially in the form provided for in the related Series Supplement, by the Indenture Trustee, as evidenced by the manual signature of a Responsible Officer of the Indenture Trustee. Such certification upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been issued under this Indenture.
(3)	Debt Securities bearing the manual signature of an individual who was, at the time that such signature was affixed, a Responsible Officer of the Indenture Trustee, shall be valid and binding on the Indenture Trustee notwithstanding that such individual ceased to be a Responsible Officer of the Indenture Trustee prior to the delivery of such Debt Securities.
(4)	The certification of the Indenture Trustee on a Debt Security shall not be construed as a representation or warranty by the Indenture Trustee as to the validity of this Indenture (including the related Series Supplement) or such Debt Security or the authorization and execution of such Debt Security, and the Indenture Trustee shall in no respect be liable or answerable for the use made of such Debt Security or the proceeds of such Debt Security. The certification of a Debt Security by the Indenture Trustee shall, however, be a representation and warranty by the Indenture Trustee that such Debt Security is Outstanding in accordance with the terms of this Indenture.
2.8 Certifying Agent.
(1)	There may be a certifying agent for any Series which the Indenture Trustee, with the consent of the Issuer, shall have the right to appoint (a “Certifying Agent”). The Certifying Agent shall be authorized to act on behalf of the Indenture Trustee to certify Debt Securities of such Series issued upon exchange, transfer or partial redemption of such Debt Securities and all Debt Securities so certified shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if certified by the Indenture Trustee. All references in this Indenture to certification of Debt Securities by the Indenture Trustee shall be deemed to include certification by a Certifying Agent for such Debt Securities. Each Certifying Agent shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of the jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Canadian federal or provincial

Governmental Authorities. If at any time any Certifying Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.
(2)	A Certifying Agent may resign at any time by giving written notice of resignation to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time (and upon request by the Issuer shall) terminate the agency of any Certifying Agent for a Series by giving written notice of termination to such Certifying Agent and to the Issuer. Upon resignation, termination or cessation of eligibility of any Certifying Agent for a Series, the Indenture Trustee may appoint an eligible successor Certifying Agent for such Series acceptable to the Issuer. Any successor Certifying Agent for a Series, upon acceptance of its appointment under this Indenture, shall become vested with all the rights, powers and duties of its predecessor under this Indenture as if originally named as an Certifying Agent pursuant hereto.
2.9 Paying Agent.
     If a Series Supplement provides for a Paying Agent with respect to the applicable Series, then, subject to any contrary provision in such Series Supplement:
(a)	Such Paying Agent shall separately in respect of such Series maintain a record of all Bearer Debt Securities of such Series and of their redemption, payment, exchange, forfeiture, cancellation, mutilation, defacement, alleged destruction, theft or loss or replacement, and make all such records available for inspection at all reasonable times by the Issuer.

(b)	The Issuer may from time to time deliver to such Paying Agent Definitive Bearer Debt Securities of such Series for cancellation, whereupon the Paying Agent shall forward the same to the Indenture Trustee for cancellation. The Issuer may from time to time deliver to such Paying Agent an interim Global Bearer Debt Security or a permanent Global Bearer Debt Security of such Series with instructions to cancel a specified aggregate principal amount of the Debt Securities represented thereby whereupon the Paying Agent shall note or cause to be noted on the Schedule to such Global Bearer Debt Security the aggregate principal amount of Debt Securities so cancelled and the remaining principal amount of such Global Bearer Debt Security thereof and shall acknowledge and confirm such notation by its signature or certification of the same.

(c)	As soon as practicable after each date on which Debt Securities of such Series are cancelled or forwarded to the Indenture Trustee for cancellation in accordance with Subsection (b) above or otherwise under this Indenture, and after each date on which the Bearer Debt Securities of such Series become due for redemption, the Paying Agent shall notify the Indenture Trustee and the Issuer in writing (on the basis of the information available to it) of the serial number of such Bearer Debt Securities so cancelled or forwarded to the Indenture Trustee for cancellation, and the serial numbers of any Bearer Debt Securities of such Series against presentation or surrender of which payment has been made, and of the serial numbers of any Bearer Debt Securities of such Series which have not yet been presented or surrendered for payment.

(d)	Such Paying Agent will forward to the Indenture Trustee for cancellation each Global Bearer Debt Security and Definitive Bearer Debt Security of such Series (where there is no principal amount thereof remaining) delivered to it for cancellation in accordance with Subsection (b) above or otherwise under this Indenture and will as soon as reasonably practicable furnish to the Issuer, the related Registrar and the Indenture Trustee a certificate specifying the serial numbers of the Global Bearer Debt Securities and Definitive Bearer Debt Securities in numerical sequence so forwarded to the Indenture Trustee for cancellation.

(e)	Such Paying Agent shall, at the request of the Holder of any Bearer Debt Security of such Series, issue voting certificates (including block, global or omnibus voting certificates) and voting instructions in a form and manner which comply with the provisions of this Indenture (subject to such regulations and procedures with respect to the same as may be established and agreed to from time to time by the Issuer, the Indenture Trustee and such Paying Agent). Such Paying Agent shall keep a full record of voting certificates and voting instructions issued by it and will give to the Issuer not less than 24 hours before the time appointed for any meeting or adjourned meeting full particulars of all voting certificates and voting instructions issued by it in respect of such meeting or adjourned meeting.

(f)	Such Paying Agent shall make payments of principal, premium, if any, interest and other amounts, if any, in respect of Bearer Debt Securities of such Series in accordance with the Principal Terms of such Bearer Debt Securities, provided that such Paying Agent shall not be obliged (but shall be entitled) to make such payments if it is not able to establish that it has received from the Issuer (whether or not at the due time) the full amount of such payment.

(g)	Such Paying Agent shall not exercise any lien, right of set-off or similar claim against any Person to whom it makes any payment under Subsection (f) above in respect of such payment, nor shall any commission or expense be charged by such Paying Agent to any such Person in respect of such payment.

(h)	The Issuer shall provide to such Paying Agent for distribution:
(i)	specimen Bearer Debt Securities of such Series in definitive form; and

(ii)	sufficient copies of all documents required to be available at the Paying Agent for inspection as provided in any Offering Document relative to, or in the related Series Supplement for, such Series.
(i)	Such Paying Agent shall make available for inspection during normal business hours at its specified Office such documents as may be specified as so available in any Offering Document relative to, or in the related Series Supplement for, such Series, or as may be required by any securities exchange on which any of the Debt

Securities of such Series may be listed or any over the counter market in which any of the Debt Securities of such Series may be traded.

(j)	Such Paying Agent shall make (on behalf of the Issuer) all necessary notifications and filings as may be required from time to time in relation to the issue, purchase and redemption of Bearer Debt Securities of such Series by all Applicable Laws. Except as set forth in the preceding sentence, the Issuer shall be solely responsible for ensuring that each Debt Security of such Series to be issued or other transactions to be effected under this Indenture complies with all Applicable Laws and that all necessary consents and approvals of, notifications to and registrations and filings with, any such authority in connection therewith are effected, obtained and maintained in full force and effect.

(k)	Such Paying Agent shall immediately notify the Issuer and the Indenture Trustee in writing of any notice delivered to it requesting a declaration that a Debt Security of such Series is due and payable by reason of an Event of Default or requiring any breach of any provision of this Indenture or the related Series Supplement to be remedied.

(l)	Such Paying Agent shall arrange, upon and in accordance with the instructions of, and at the expense of, the Issuer but not otherwise, for the publication in accordance with the terms and conditions of such Series of any notice which is to be given to the Holders of any Bearer Debt Securities of such Series and shall supply a copy of such publication to the Indenture Trustee.

(m)	If Bearer Debt Securities of such Series are exchangeable for Registered Debt Securities, such Paying Agent shall accept requests to effect such exchanges, together with the applicable Bearer Debt Securities, inform the related Registrar specifying (i) the aggregate principal amount of such Bearer Debt Securities, (ii) the names and addresses to be entered on the relevant Register for the Holders of such Registered Debt Securities, and (iii) the denominations of such Registered Debt Securities and assist in the issue of such Registered Debt Securities in accordance with the terms and conditions applicable thereto. Such Paying Agent shall, on the applicable exchange date forward such Bearer Debt Securities to the Indenture Trustee for cancellation.

(n)	Such Paying Agent shall collect all forms, if any, from Holders (or from other relevant Persons) that are specified by the Issuer which are required to exempt payments under the Bearer Debt Securities of such Series from Canadian federal withholding tax, and shall forward copies of such forms to the Issuer.

(o)	Such Paying Agent shall carry out such other acts and duties, and provide such other services, as may be specified with respect to such Paying Agent in the related Series Supplement.
     If the applicable Series Supplement does not provide for a Paying Agent with respect to a Series, the Indenture Trustee shall (in the case of the duties required to be performed by the

Paying Agent under this Section) and may (in the case of the duties permitted to be performed by the Paying Agent under this Section) itself perform the duties of the Paying Agent specified in this Section.
2.10 Registrar.
     If a Series Supplement provides for a Registrar with respect to the applicable Series, then, subject to any contrary provision in such Series Supplement:
(a)	Such Registrar shall maintain a register (with respect to such Series, a “Register”) in accordance with the terms and conditions of this Indenture. The Register shall show the principal amount and date of issue of each Registered Debt Security of such Series, the names and addresses of the initial Holders of such Registered Debt Securities, and the dates of all transfers to, and the names and addresses of, all subsequent Holders of such Registered Debt Securities.

(b)	Such Registrar may from time to time provide additional facilities at its other offices or, with the approval of the Issuer, at the offices of third parties for such registration and/or registration of exchange and transfer. No exchange or transfer of a Registered Debt Security of such Series nor any transmission of a Registered Debt Security of such Series upon death will be valid unless made at one of the applicable offices of such Registrar by the Holder or by the Holder’s executors, administrators or other legal representatives, or by the Holder’s attorney duly appointed by a document in writing, in form and as to execution satisfactory to such Registrar and upon compliance with such reasonable requirements as such Registrar may prescribe from time to time and upon surrender of such Registered Debt Security to such Registrar for delivery to the Indenture Trustee for cancellation, whereupon a new Registered Debt Security of the same Series in the same principal amount and having identical terms will be executed by the Issuer, certified by the Indenture Trustee, and delivered to the transferee.

(c)	By the issue of new Registered Debt Securities of such Series, the forwarding of old Registered Debt Securities of such Series to the Indenture Trustee for cancellation, and the making of entries in the Register, such Registrar shall give effect to transfers of Registered Debt Securities of such Series in accordance with the terms and conditions of this Indenture.

(d)	The Issuer may from time to time deliver to such Registrar for cancellation Registered Debt Securities of such Series of which the Issuer is the Holder, whereupon the Registrar shall forward the same to the Indenture Trustee for cancellation and shall make the corresponding entries in the Register.

(e)	As soon as reasonably practicable but in any event within three months after each date on which Registered Debt Securities of such Series fall due for redemption, such Registrar shall notify the Issuer of the serial numbers of such Registered Debt Securities against surrender of which payment has been made and of the serial numbers of such Registered Debt Securities (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

(f)	Such Registrar shall, upon and in accordance with the instructions of, and at the expense of, the Issuer but not otherwise, arrange for the delivery of any notice which is to be given to the Holders of Registered Debt Securities of such Series, and shall supply a copy of each such notice to the Issuer, the Indenture Trustee and the Paying Agent for such Series.

(g)	The Issuer shall ensure that such Registrar has available to it supplies of such Registered Debt Securities of such Series as shall be necessary in connection with the transfer of Registered Debt Securities of such Series and the exchange of Bearer Debt Securities of such Series for Registered Debt Securities.

(h)	Such Registrar shall, at the request of the Holder of any Registered Debt Security of such Series, make available forms of proxy (including block, global or omnibus forms of proxy) in a form and manner which comply with the provisions of this Indenture (subject to such regulations and procedures with respect to the same as may be established and agreed to from time to time by the Issuer and such Registrar) and shall perform and comply with the provisions for meetings of Holders as set out in this Indenture.

(i)	Such Registrar shall make payments of principal, premium, interest and other amounts, in respect of Registered Debt Securities of such Series in accordance with the Principal Terms thereof, provided that such Registrar shall not be obliged (but shall be entitled) to make such payments if it is not able to establish that it has received from the Issuer (whether or not at the due time) the full amount of such payment.

(j)	Such Registrar shall not exercise any Lien, right of set-off or similar claim against any Person to whom it makes any payment under Subsection (i) above in respect of such payment, nor shall any commission or expense be charged by such Registrar to any such Person in respect of such payment.

(k)	The Issuer shall provide to such Registrar specimen Registered Debt Securities of such Series in definitive form, and sufficient copies of all documents required to be available from the Registrar for inspection as provided in any Offering Document relative to, or in the related Series Supplement for, the Debt Securities of such Series.

(l)	Such Registrar shall make available for inspection during normal business hours at its specified Office such documents as may be specified as so available in any Offering Document relative to, or in the related Series Supplement for, such Series or as may be required by any securities exchange on which any of the Debt Securities of such Series may be listed or any over the counter market in which any of the Debt Securities of such Series may be traded.

(m)	Such Registrar shall provide to the Paying Agent for such Series all such information in the Registrar’s possession with respect to Registered Debt Securities of such Series as such Paying Agent may reasonably require in order to perform its obligations with respect to such Series set out in this Indenture.

(n)	If Bearer Debt Securities of such Series are exchangeable for Registered Debt Securities, such Registrar shall accept requests to effect such exchanges, together with the applicable Bearer Debt Securities (or notifications from the Paying Agent for such Series of receipt by it of such Bearer Debt Securities) and such Registrar shall effect the issue of Registered Debt Securities of such Series and the making of entries in the Register, and shall give effect to exchanges of Bearer Debt Securities of such Series for Registered Debt Securities in accordance with the terms and conditions applicable to such Debt Securities. Such Registrar shall immediately upon the receipt of the applicable Bearer Debt Securities, together with a request for the exchange of such Bearer Debt Securities for Registered Debt Securities notify the Paying Agent for such Series of such receipt specifying (i) the serial numbers of the Bearer Debt Securities, (ii) the aggregate principal amount of the Debt Securities, and (iii) the applicable exchange date and shall on the applicable exchange date forward all Bearer Debt Securities received by it to the Indenture Trustee for cancellation. Such Registrar shall notify the Issuer and the related Paying Agent promptly of the exchange of Bearer Debt Securities for Registered Debt Securities, specifying the serial numbers of the Bearer Debt Securities and of the Registered Debt Securities issued in exchange therefor, the aggregate principal amount involved and the applicable exchange date.

(o)	Such Registrar shall ensure that in no event shall Registered Debt Securities be exchanged for Bearer Debt Securities without the consent of the Issuer.

(p)	Such Registrar shall carry out such other acts and duties, and provide such other services, as may be specified with respect to such Registrar in the related Series Supplement.
     If the applicable Series Supplement does not provide for a Registrar with respect to a Series, the Indenture Trustee shall (in the case of the duties required to be performed by the Registrar under this Section) and may (in the case of the duties permitted to be performed by the Registrar under this Section) itself perform the duties of the Registrar specified in this Section.
2.11 Transfer Agent.
     If a Series Supplement provides for a transfer agent (a “Transfer Agent”) with respect to the applicable Series, then, subject to any contrary provision in such Series Supplement, such Transfer Agent shall:
(a)	receive requests from Holders of such Series for the transfer of Registered Debt Securities of such Series, inform the Registrar for such Series in writing of the receipt of such requests, forward the deposited Registered Debt Securities to or to the order of such Registrar and assist in the issuance of new Registered Debt

Securities of such Series and in particular, without limitation, notify the Registrar for such Series in writing of (i) the name and address of the Holders of the Registered Debt Securities to be transferred, (ii) the serial number and principal amount of the Registered Debt Securities to be transferred, (iii) in the case of a transfer of part only, the principal amount of the Registered Debt Securities to be transferred, and (iv) the names and addresses of the transferees to be entered on the Register;

(b)	make available for collection by each applicable Holder new Registered Debt Securities of such Series;

(c)	accept surrender of Registered Debt Securities of such Series and assist in effecting final payment of the Registered Debt Securities of such Series;

(d)	keep the Registrar for such Series informed of all transfers;

(e)	carry out such other acts as may reasonably be necessary to give effect to the Principal Terms of such Series; and

(f)	carry out such other acts and duties, and provide such other services, as may be specified with respect to such Transfer Agent in the related Series Supplement.
     If the applicable Series Supplement does not provide for a Transfer Agent with respect to a Series, the Indenture Trustee shall (in the case of the duties required to be performed by the Transfer Agent under this Section) and may (in the case of the duties permitted to be performed by the Transfer Agent under this Section) itself perform the duties of the Transfer Agent specified in this Section.
2.12 Registration of Exchanges and Transfers.
(1)	Debt Securities of a Series may be exchanged for one or more Debt Securities of the same Series in an equal aggregate principal amount and having the same Principal Terms; provided, however, that each Debt Security issued in exchange for such original Debt Security shall have a principal amount in an authorized denomination as provided for in the related Series Supplement.
(2)	Where the Debt Securities of a Series may be issued in either bearer form or registered form, (a) Bearer Debt Securities of such Series may be exchanged for either (or a combination of) Bearer Debt Securities or Registered Debt Securities of such Series, and (b) unless the consent of the Issuer has been obtained to exchange Registered Debt Securities of such Series for Bearer Debt Securities of such Series, Registered Debt Securities of such Series may be exchanged only for Registered Debt Securities of such Series.
(3)  Bearer Debt Securities shall be transferable by delivery.
(4)	Notwithstanding anything contained in this Section, the Registrar shall not be required to register the exchange or transfer of any Debt Security during the period of 15 days preceding the date for any payment with respect to such Debt Security, including the date on which such Debt Security is to be redeemed, if applicable.
(5)	The Registrar and the Indenture Trustee may make a charge to reimburse themselves for any stamp taxes or governmental charges required to be paid and a reasonable charge for their services and a reasonable sum per Debt Security created and issued upon any exchange or transfer of Debt Securities effected by them, other than an exchange of interim Debt Securities for Definitive Debt Securities. Payment of such charges will be made by the Person requesting the exchange or transfer as a condition precedent to such exchange or transfer.
2.13 Persons Entitled to Payment.
(1)	Prior to due presentment for registration of transfer of any Registered Debt Security, the Issuer, the Indenture Trustee, the related Registrar, the related Paying Agent and any other Person may treat the Person in whose name any Registered Debt Security is registered in the applicable Register (including in the case of a Global Registered Debt Security, the related Depositary or the nominee of such Depositary in whose name such Global Registered Debt Security is registered) as the absolute and sole owner of such Registered Debt Security for all purposes including receiving payment of the principal of and any premium, interest or other amount on such Registered Debt Security, receiving any notice to be given to the Holder of such Registered Debt Security, and taking any Holder Action with respect to such Registered Debt Security, whether or not any payment with respect to such Registered Debt Security shall be overdue, and none of the Issuer, the Indenture Trustee, the related Registrar, the related Paying Agent or any other Person shall be affected by notice to the contrary.
(2)	The Issuer, the Indenture Trustee, the related Registrar, the related Paying Agent and any other Person may treat the bearer of any Bearer Debt Security (including in the case of a Global Bearer Debt Security, the related Depositary or the nominee of such Depositary which is the bearer of such Global Bearer Debt Security) as the absolute and sole owner of such Bearer Debt Security for all purposes (except as provided in any Supplement) including receiving payment of the principal of and any premium, interest or other amount payable on such Bearer Debt Security, receiving any notice to be given to the Holder of such Bearer Debt Security, and taking any Holder Action with respect to such Bearer Debt Security, whether or not any payment with respect to such Bearer Debt Security shall be overdue, and none of the Issuer, the Indenture Trustee, the related Registrar, the related Paying Agent or any other Person shall be affected by notice to the contrary.
(3)	Delivery of a Debt Security to the Indenture Trustee, the related Registrar or the related Paying Agent by or on behalf of the Holder thereof shall, upon payment of such Debt Security, be a good discharge to the Issuer of all obligations evidenced by such Debt Security. None of the Issuer, the Indenture Trustee, the related Registrar, the related Paying Agent or any other Person shall be bound to inquire into the title of any such Holder nor shall the Issuer, the Indenture Trustee, the related Registrar, the related Paying Agent or any other Person be bound to see to the execution of any trust affecting the ownership of any Debt Security or be affected by notice of any equity that may be subsisting in respect any Debt Security.
(4)	In the case of the death of one or more joint registered Holders of a Registered Debt Security, the principal of, and premium, interest and other amounts on such Debt Security may be paid to the survivor or survivors of such registered Holders whose receipt of such payment, accompanied by the delivery of such Debt Security, shall constitute a valid discharge to the Issuer, the Indenture Trustee, the related Registrar, and the related Paying Agent.
2.14 Cancellation of Debt Securities.
(1)	All Debt Securities surrendered to the Indenture Trustee for payment of the final amount required to be paid thereon or that have been redeemed by the Issuer as contemplated by Sections 3.1 or 3.2 or redeemed by way of mandatory sinking fund payment as contemplated by Section 3.3, or that have been surrendered to the Indenture Trustee for registration of exchange or transfer, shall be promptly cancelled by the Indenture Trustee, and if surrendered to the related Registrar or the related Paying Agent, shall be delivered by it to the Indenture Trustee for cancellation and shall be cancelled by the Indenture Trustee on receipt. The Indenture Trustee will give prompt written notice to the Issuer, the related Registrar and the related Paying Agent of the particulars of any Debt Securities cancelled by it.
(2)	The Issuer may, in its discretion at any time, deliver to the Indenture Trustee for cancellation any Debt Securities which the Issuer has purchased as provided for in this Indenture, and all such Debt Securities so delivered shall be cancelled by the Indenture Trustee.
(3)	All Debt Securities which have been cancelled by the Indenture Trustee shall be destroyed by the Indenture Trustee, which shall furnish to the Issuer, the related Registrar and the related Paying Agent a destruction certificate setting forth the numbers and denominations of the Debt Securities so destroyed.
2.15 Mutilated, Lost, Stolen or Destroyed Debt Securities.
(1)	If any Debt Security has been mutilated or defaced or has or has been alleged to have been lost, stolen or destroyed, then, on application by the applicable Holder to the related Paying Agent (in the case of a Bearer Debt Security) or the related Registrar (in the case of a Registered Debt Security) (each in such capacity a “Replacement Agent”), the Issuer may in its discretion, execute, and upon such execution the Indenture Trustee will certify and deliver, a new Debt Security of the same Series, date and the same Principal Terms as the defaced, mutilated, lost, stolen or destroyed Debt Security in exchange for and in place of the defaced or mutilated Debt Security, and in lieu of and in substitution for the lost, stolen or destroyed Debt Security. Notwithstanding the foregoing, no Debt Security shall be delivered as a replacement for any Debt Security which has been mutilated or defaced otherwise than upon surrender of the mutilated or defaced Debt Security, and no Debt Security shall be delivered as a replacement for any Debt Security which has been lost, stolen or destroyed unless the applicant for the replacement Debt Security has furnished to the Issuer and the Indenture Trustee evidence, satisfactory in form and substance to the Issuer and the Indenture Trustee, of its ownership of, and of such loss, theft or destruction of, such Debt Security and has indemnified (including by way of indemnity bond if so required) the Issuer, the Indenture Trustee, the related Registrar and the related Paying Agent in amount, form and substance satisfactory to each of them. Any instructions by the Issuer to a Replacement Agent under this Section shall include such indemnifications for the protection of such Replacement Agent as such Replacement Agent may reasonably require.
(2)	If any mutilated, defaced, lost, stolen or destroyed Debt Security has become or is about to become due and payable, the Issuer, in its discretion, may, instead of executing a replacement Debt Security, pay to the Holder thereof the full amount outstanding on such mutilated, defaced, lost, stolen or destroyed Debt Security.
(3)	Upon the issuance of a replacement Debt Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such issuance and any other expenses (including the fees and expenses of the Indenture Trustee, the related Registrar, the related Paying Agent and the Issuer) connected with such issuance.
(4)	Each replacement Debt Security shall bear a unique serial number and be in a form otherwise identical to the Debt Security it replaces and shall be entitled to the benefits of this Indenture to the same extent and in the same manner as the Debt Security it replaces.
(5)	The Replacement Agent shall promptly deliver to the Indenture Trustee for cancellation each mutilated or defaced Debt Security surrendered to it and in respect of which a replacement Debt Security has been delivered or moneys have been paid.
(6)	The Replacement Agent shall notify the Issuer, the Indenture Trustee, the related Registrar (unless the related Registrar is the Replacement Agent) and the related Paying Agent (unless the related Paying Agent is the Replacement Agent) of the delivery by it of any replacement Debt Security, specifying the serial number of such replacement Debt Security and the serial number (if any and if known) of the Debt Security which it replaces and confirming whether or not the Debt Security which it replaces has been delivered to the Indenture Trustee for cancellation.
(7)	Unless the Issuer instructs otherwise, the Indenture Trustee shall destroy each mutilated or defaced Debt Security surrendered to and cancelled by it and in respect of which a replacement Debt Security has been delivered or moneys have been paid and shall, as soon as reasonably practicable, furnish to the Issuer, the related Registrar and the related Paying Agent a certificate as to such destruction specifying in numerical sequence the serial numbers of the Debt Securities so destroyed.
2.16 Access to Lists of Holders.
(1)	Each Register for a Series will, at all reasonable times, be open for inspection by the Issuer, the Indenture Trustee, the related Registrar and the related Paying Agent.

(2)	If any Holder or group of Holders of one or more Series representing not less than 10% of the aggregate principal amount of such Series or such lower percentage as may be permitted by Applicable Law, or such one or more Holders as may be permitted by Applicable Law (in each case, the “Applicants”) apply to the related Registrar or Registrars (with a copy to the Issuer and the Indenture Trustee), and such application states that the Applicants wish to communicate with other Holders of such Series (or if permitted by Applicable Law of such Series and other Series) with respect to their rights under this Indenture, and such application is accompanied by a copy of the communication which the Applicants propose to transmit, then such Registrar or Registrars, after having been indemnified to their reasonable satisfaction by such Applicants for their related respective costs and expenses, shall afford or shall cause the Issuer to afford the Applicants access during normal business hours to the most recent list of Holders of Registered Debt Securities of such Series (or if permitted by Applicable Law of such Series or other Series) within 10 Business Days after the receipt of such application by the Registrar or Registrars. Such list shall be as of a date no more than 45 days (or such other date as may be mandated by Applicable Law) prior to the date of receipt of the Applicants’ request.
(3)	Every Holder of a Registered Debt Security, by receiving and holding such Debt Security, agrees with the Issuer, the Indenture Trustee, the related Registrar, the related Paying Agent and the related Other Series Agents that none of such Persons or their respective agents shall be held accountable by reason of the disclosure of any information as to the names and addresses of such Holders, regardless of the sources from which such information was derived.
2.17 Global Securities.
(1)	The Issuer, at its option, may at any time and from time to time require that any or all Debt Securities of a Series be represented in the form of a Global Bearer Debt Security or a Registered Global Debt Security held by or on behalf of the related Depositary as custodian of such Global Debt Security. If the Issuer requires that the Debt Securities of a particular Series are to be issued as a Global Debt Security, then the Issuer shall execute, and the Indenture Trustee shall certify and deliver, a Global Debt Security that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Debt Securities of such Series, (ii) if in registered form, shall be registered in the name of the related Depositary or its nominee, (iii) shall be delivered by the Indenture Trustee to the related Depositary or pursuant to the related Depositary’s instruction, and (iv) shall bear a legend substantially to the following effect: “Except as otherwise provided in the Indenture, this Debt Security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.” Any endorsement of a Global Debt Security to reflect the principal amount, or any increase or decrease in the principal amount, of the Debt Securities represented by such Global Debt Security shall be made by the Indenture Trustee, the related Registrar or the related Paying Agent, as the case may be, in such manner and upon instructions given by such Person as shall be specified in such Global Debt Security or in an Issuer Order.

(2)	It is expressly acknowledged that any registrations of beneficial ownership, and transfers of beneficial ownership, of Debt Securities represented by Global Debt Securities will be made only through the applicable Book-Based System. The rights of a holder of any interest in a Debt Security represented by a Global Debt Security (including the right to receive a certificate or other instrument evidencing an ownership interest in such Debt Security) shall be limited to those rights established by Applicable Law and by agreements between the related Depositary and its applicable Participant and between such Participant and holder of such interest. Accordingly, none of the Issuer, the Indenture Trustee, the related Registrar, the related Paying Agent or any agent of any such Person shall be under any obligation to deliver to the holder of such interest, nor shall such holder have any right to require the delivery of, a certificate evidencing any Debt Security (or interest therein) represented by a Global Debt Security.
(3)	If:
(a)	required to do so by Applicable Law;

(b)	the applicable Book-Based System ceases to exist;

(c)	the Issuer determines that the applicable Depositary is no longer willing or able to discharge properly its responsibilities as depositary and the Issuer is unable to engage a qualified successor within 90 days; or

(d)	the Issuer at its option elects to terminate the applicable Book-Based System for any reason (including if the Issuer considers it impracticable or inefficient to effect any distribution of the applicable Debt Securities through the applicable Book-Based System or through the facilities of the applicable Depositary);
the Issuer, with the consent of the Indenture Trustee, which consent shall not be unreasonably withheld or delayed, shall have the right to allow Debt Securities represented by a Global Debt Security to be issued in definitive form to holders other than the applicable Depositary and its nominees and to allow transfers of such Debt Securities other than within the applicable Book-Based System and to allow any payments or distributions required to be made under this Indenture with respect to such Debt Securities to be made other than to the related Depositary or to be distributed other than through the applicable Book-Based System. In addition, the Issuer, with the consent of the Indenture Trustee, which consent shall not be unreasonably withheld or delayed, shall have the right to appoint one or more sub-custodians in the event that the Issuer determines that it is impractical for the related Depositary to act as custodian for any Debt Securities which are, and which are permitted to be, beneficially owned by non-residents of Canada.
(4) Notwithstanding Section 2.12, a Global Debt Security may be transferred, in whole but not in part and in the manner provided in Section 2.12, only to another nominee of the Depositary for the applicable Series, or to a successor Depositary for the applicable Series selected or approved by the Issuer or to a nominee of such successor Depositary.
(5) If at any time a Depositary notifies the Issuer that it is unwilling or unable to continue as depositary for a Series or if at any time such Depositary shall no longer be registered or in good standing under any Applicable Law, or be qualified as a Clearing Agency under any Applicable Securities Law, in each case as required in order to fulfil its duties and obligations as Depositary for such Series, and a successor Depositary for such Series is not appointed by the Issuer within 90 days after the Issuer receives notice, or becomes aware, of such condition, this Section shall no longer be applicable to such Series and the Issuer will execute, and the Indenture Trustee, upon receipt of an Issuer’s Order so requesting, will certify and deliver, Definitive Debt Securities of such Series in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debt Securities of such Series in exchange for such Global Debt Securities. In addition, the Issuer may at any time determine that a Series shall no longer be represented by Global Debt Securities and that this Section shall no longer apply to such Series. In such event the Issuer will execute, and the Indenture Trustee, upon receipt of an Issuer’s Order evidencing such determination by the Issuer, will certify and deliver, Definitive Debt Securities of such Series in authorized denominations, and in an aggregate principal amount equal to the principal amount of such Global Debt Securities in exchange for such Global Debt Securities. Upon the exchange of the Global Debt Securities of a Series for Definitive Debt Securities of such Series, such Global Debt Securities shall be cancelled by the Indenture Trustee. Such Definitive Debt Securities shall be registered in such names and in such authorized denominations as the related Depositary, pursuant to instructions from its Participants or otherwise, shall notify to the Indenture Trustee or the related Registrar, as the case may be. The Indenture Trustee shall deliver such Definitive Debt Securities to the related Depositary for delivery to the Persons in whose names such Debt Securities have been so registered.
2.18 Use of Proceeds.
     Unless otherwise specified in the related Series Supplement, the net proceeds from the issuance of Debt Securities will be added to the general funds of the Issuer to be used to repay existing indebtedness, to fund capital expenditures and for other general corporate purposes.
ARTICLE THREE
REDEMPTIONS AND PURCHASES, SINKING FUNDS
3.1 Redemption.
     Debt Securities that are, in accordance with their Principal Terms, redeemable before their Stated Maturity shall be redeemable in accordance with the following provisions:
(a)	Election to Redeem; Notice to Indenture Trustee, Registrar and Paying Agent. If the Issuer elects to redeem less than all of the Debt Securities of a Series, the Issuer shall, at least 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Indenture Trustee, the related Registrar and the related Paying Agent), notify the Indenture Trustee, the related Registrar and the related Paying Agent of the Redemption Date and of the principal amount of such Series to be redeemed.

(b)	Selection of Debt Securities to Be Redeemed.
(i)	If less than all of a Series is to be redeemed, the particular Debt Securities to be redeemed shall be selected by the Indenture Trustee not less than 30 and not more than 60 days prior to the Redemption Date on a pro rata basis or by such other method (which may include random selection by computer) as the Indenture Trustee may deem appropriate. For this purpose the Indenture Trustee may make, and from time to time amend, regulations with respect to the manner in which Debt Securities may be so selected and regulations so made shall be valid and binding upon all Holders notwithstanding the fact that, as a result of such regulations, any Debt Security shall not be redeemed or becomes subject to redemption in part only.

(ii)	The Indenture Trustee shall promptly notify the Issuer, the related Registrar and the related Paying Agent of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, of the principal amount of such Debt Securities to be redeemed.

(iii)	Unless the context otherwise requires, all provisions hereof relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of such Debt Security that has been or is to be redeemed.
(c)	Notice of Redemption.
(i)	Notice of redemption shall be given not less than 15 or more than 60 days prior to the Redemption Date, to the Holders of the Debt Securities to be redeemed.

(ii)	All notices of redemption shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) if less than all of the applicable Series is to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debt Securities to be redeemed; (iv) that on the Redemption Date the Redemption Price of each such Debt Security (or part thereof) to be redeemed will become due and payable, and that interest on such Debt Security (or part thereof to be redeemed) shall cease to accrue on and after such date; (iv) the Place of Payment where such Debt Securities, together in the case of Bearer Debt Securities with all coupons, if any, of such Bearer Debt Securities maturing on or after the Redemption Date, are to be surrendered; (vi) if applicable, that the redemption is from a sinking fund; and (vii) any other matter that the Indenture Trustee, the related Registrar or the related Paying Agent reasonably requests in connection with such redemption.

(iii)	Notice of redemption of Debt Securities at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Indenture Trustee, the related Registrar or the related Paying Agent in the name and at the expense of the Issuer.

(d)	Deposit of Redemption Price. On or prior to the Redemption Date, the Issuer shall deposit with the Indenture Trustee, the related Registrar or the related Paying Agent (or, if the Issuer is acting as its own Paying Agent, it shall segregate and hold in trust as provided in Subsection 5.1(c)), an amount of money sufficient to pay the Redemption Price of and (except as provided in Paragraph (e)(i) below) accrued interest on, all the Debt Securities (or parts thereof) that are to be redeemed on such date.
(e)	Debt Securities Payable on Redemption Date.
(i)	If notice of redemption has been given as provided herein, the Debt Securities (or parts thereof) that are to be redeemed shall become due and payable on the Redemption Date, at the Redemption Price specified in such notice. From and after such date (unless the Issuer shall default in the payment of the Redemption Price or any accrued interest) such Debt Securities (or parts thereof) shall cease to bear interest and the coupons for such interest pertaining to any Bearer Debt Securities so redeemed, except to the extent provided below, shall be void. Upon surrender of any Debt Security for redemption in accordance with a notice of redemption, the Redemption Price of such Debt Security shall be paid by the Issuer together with accrued interest to the Redemption Date; provided, however, that instalments of interest (on Bearer Debt Securities) having a Stated Maturity on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (except as otherwise provided in Paragraph (e)(ii) below); and provided further that instalments of interest (on Registered Debt Securities) having a Stated Maturity on or prior to the Redemption Date shall be payable to the Holders thereof registered as such on the applicable Regular Interest Record Dates for such instalments.

(ii)	If a Bearer Debt Security surrendered for redemption is not accompanied by all coupons maturing on or after the Redemption Date, such Bearer Debt Security may be paid after deducting from the amount otherwise payable to the Holder thereof an amount equal to the face amount of all such missing coupons, or the surrender of any such missing coupons may be waived by the Issuer, the Indenture Trustee, the related Registrar and the related Paying Agent if they receive such security or indemnity as they may require in respect thereof. If thereafter the applicable Holder shall surrender to the Indenture Trustee, the related Registrar or the related Paying Agent any missing coupons in respect of which such a deduction was made, such Holder shall be entitled to receive the amount so deducted.

(iii)	If a Debt Security called for redemption shall not be paid upon surrender of such Debt Security for redemption, the principal of and any premium, interest and other amounts on such Debt Security shall, until paid, bear interest from the Redemption Date at the rate or rates prescribed therefor in the related Series Supplement.
(f)	Debt Security Redeemed in Part. Any Registered Debt Security that is to be redeemed only in part shall be surrendered to the Issuer, the Indenture Trustee or the related Registrar with, if such Person so requires, due endorsement by, or a written instrument of transfer in form satisfactory to such Person duly executed by, the Holder or the Holder’s attorney duly authorized in writing, and the Issuer shall execute, and the Indenture Trustee shall certify and deliver to such Holder without charge, a new Registered Debt Security or Registered Debt Securities of the same Series, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and having the same Principal Terms as, and in exchange for, the unredeemed portion of the Debt Security so surrendered. Any Bearer Debt Security that is to be redeemed only in part shall be surrendered to the Issuer, the Indenture Trustee or the related Paying Agent as specified in the applicable notice of redemption, and the Issuer shall execute, and the Indenture Trustee shall certify and deliver to the Holder of such Debt Security, without charge, one or more new Bearer Debt Securities of the same Series (or one or more new Registered Debt Securities of the same Series if requested by the Holder and if such Series is issuable as Registered Debt Securities), of any authorized denomination as requested by such Holder in an aggregate principal amount equal to and having the same Principal Terms as, and in exchange for, the unredeemed portion of the Debt Security so surrendered.
3.2 Tax Redemption.
     Except as otherwise specified in a Prospectus Supplement, the Debt Securities will be subject to redemption, in whole but not in part, at any time, at the option of the Issuer upon providing the notice contemplated by Paragraph 3.1(c)(i), at a Redemption Price equal to 100% of the outstanding principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, if (a) the Issuer determines that (i) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position of such taxing authority regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date hereof, there is more than an insubstantial risk that the Issuer has or will become obligated to pay, on the next succeeding Interest Payment Date, Additional Amounts or (ii) on or after the date hereof, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in clause (i) above, whether or not such action was taken or decision was rendered with respect to the Issuer, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case in the written opinion to the Issuer of legal counsel of recognized standing, will result in more than an insubstantial risk that the Issuer will have an obligation to pay, on the next succeeding Interest Payment Date, Additional Amounts with respect to any of the Debt Securities and (b) in any such case the Issuer in its business judgment determines that such obligation cannot be avoided by the use of reasonable measures available to the Issuer; provided however, that (x) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts and (y) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.
3.3 Sinking Fund.
     If the Principal Terms of a Series create an obligation for the Issuer to establish and fund a sinking fund for such Series, such sinking fund shall be established and funded in accordance with the following provisions:
(a)	The minimum amount of any sinking fund payment required to be made is referred to herein as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is referred to as an “optional sinking fund payment”. Unless otherwise specified in the related Series Supplement, the cash amount of any mandatory sinking fund payment will be subject to reduction as provided in Subsection (b) below. Each sinking fund payment shall be applied to the redemption of such Series as specified in the related Series Supplement.

(b)	The Issuer may apply any Debt Securities of such Series that have previously been redeemed at the election of the Issuer (including by way of any optional sinking fund payment) as permitted by the related Series Supplement, as a credit against and in satisfaction of an equal principal amount of any mandatory sinking fund payment with respect to such Series, provided that such Debt Securities have not been previously so credited. Such Debt Securities to be credited shall be delivered or caused to be delivered to the Indenture Trustee for such purpose, and the amount of such mandatory sinking fund payment shall be reduced accordingly.

(c)	Not less than 45 days prior to each sinking fund payment date, the Issuer will deliver to the Indenture Trustee a Certificate of the Issuer specifying the amount of the sinking fund payment to be made on such date, the applicable Series, and the portion of such sinking fund payment, if any, that is to be satisfied by delivering and crediting Debt Securities of such Series pursuant to Paragraph (b) above, together with any Debt Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date the Indenture Trustee shall select the Debt Securities to be redeemed on such date in the manner specified in Section 3.1, and shall cause notice of the redemption to be given in the name of and at the expense of the Issuer in the manner provided in Section 3.1. Such notice having been duly given, the redemption of such Debt Securities shall be made as provided in Section 3.1. All Debt Securities purchased, acquired or redeemed by the Issuer pursuant to this Section shall be cancelled and shall not be reissued.

3.4 Purchase of Debt Securities.
(1)	Provided an Event of Default is not continuing, the Issuer will have the right to purchase any Debt Securities in the market or by tender or by private contract, at prices that are negotiated between the Issuer and the applicable Holders. Debt Securities so purchased by the Issuer will be cancelled and will not be reissued.

(2)	Upon an invitation for tenders, if more Debt Securities of the applicable Series are tendered at the same lowest price that the Issuer is prepared to accept, the Debt Securities to be purchased by the Issuer will be selected by the Indenture Trustee in such manner (which may include random selection by computer) as the Indenture Trustee deems appropriate, from the Debt Securities tendered at such price. For this purpose the Indenture Trustee may make, and from time to time amend, regulations with respect to the manner in which Debt Securities may be so selected, and regulations so made shall be valid and binding upon all Holders notwithstanding the fact that, as a result of such regulations, any Debt Security becomes subject to purchase in part only. The Holder of any Debt Security of which part only is purchased shall be entitled to receive, upon surrender of such Debt Security, without cost to such Holder, one or more new Debt Securities for the unpurchased part so surrendered, and the Issuer shall execute, and the Indenture Trustee shall certify and deliver, such new Debt Securities upon receipt of the Debt Security so surrendered.
ARTICLE FOUR
PAYMENTS, PRIORITY ARRANGEMENTS
4.1 Provisions for Payment.
     The principal of and any premium, interest and other amounts on a Series will be payable in the currency specified in the related Series Supplement for such Series at the Place of Payment for such Series against surrender of the Debt Securities of such Series at the Office of the Indenture Trustee, the related Registrar or the related Paying Agent, as the case may be, in such Place of Payment; provided that interest may be paid as set out in Subsection 4.2(1). If no currency is specified in the related Series Supplement, amounts payable with respect to such Series will be payable in Canadian Dollars. A Series will bear interest, if any, payable on the Interest Payment Dates and at the rate or rates specified in, or determined in the manner provided in, the related Series Supplement, and except as otherwise provided therein, interest on such Series will be computed on the basis of a calendar year of 365 or 366 days. Each Debt Security will be dated its Series Issuance Date or, if agreed upon by the Issuer and the Indenture Trustee, the date of its certification by the Indenture Trustee.
4.2 Interest Payments.
(1)	Interest payable on a Registered Debt Security on an Interest Payment Date will be paid to the Holder thereof at the close of business on the Regular Interest Record Date for such Interest Payment Date. If a Bearer Debt Security is surrendered in exchange for a Registered Debt Security after the close of business on a Regular Interest Record Date and before the opening of business on the related Interest Payment Date, such Bearer

Debt Security shall be surrendered without the coupon related to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Debt Security exchanged for such Bearer Debt Security, but will be payable only to the Holder of such coupon when due in accordance with this Indenture. Upon payment by the Issuer of the additional fees and expenses of the Indenture Trustee, the related Registrar or the related Paying Agent, as the case may be, with respect thereto, payment of interest on a Registered Debt Security may be made by wire transfer to an account designated by each Holder of such Series from time to time if appropriate wire transfer instructions have been received by the Indenture Trustee not less than 15 days prior to the applicable Interest Payment Date. Any such wire transfer instructions received by the Indenture Trustee shall remain in effect until revoked by such Holder. In addition, at the option of the Issuer, payment of interest on a Registered Debt Security may be made by cheque mailed not later than five days prior to the applicable Interest Payment Date to the address of the Person entitled to such payment as the address appearing in the relevant Register. Interest on a Bearer Debt Security shall be payable only upon presentation and surrender of the applicable coupon for such interest.
(2)	If a Debt Security or a portion thereof is called for redemption and the Redemption Date is subsequent to a Regular Interest Record Date but prior to the related Interest Payment Date, interest on such Debt Security will be paid upon presentation and surrender of such Debt Security as provided in Section 3.1.

(3)	Interest on any Series that is not paid on or within three Business Days following the applicable Interest Payment Date (“Default Interest”) will be paid in accordance with the following:
(a)	The Issuer may elect to pay the Default Interest to the Holders of such Series as at the close of business on a Special Interest Record Date for the payment of the Default Interest, which shall be fixed in the following manner. The Issuer shall notify the Indenture Trustee in writing of the amount of Default Interest proposed to be paid and the date of the proposed payment, and at the same time the Issuer shall deposit with the Indenture Trustee an amount of money equal to the amount of the Default Interest proposed to be paid, or shall make arrangements satisfactory to the Indenture Trustee for such deposit prior to the date of the proposed payment, and such money when deposited shall be held in trust for the benefit of the Persons entitled thereto. The Indenture Trustee shall then fix a special record date (a “Special Interest Record Date”) for the payment of the Default Interest, which shall be not less than 10 days and not more than 15 days prior to the proposed payment date and not less than 10 days after the receipt by the Indenture Trustee of the notice of the proposed payment. The Indenture Trustee will cause notice of the proposed payment and the Special Interest Record Date to be given to the Holders of such Series not less than 10 days prior to such Special Interest Record Date. Default Interest will be paid to the Holders as at the close of business on such Special Interest Record Date and will not be payable pursuant to Paragraph (b) below. If a Bearer Debt Security is surrendered to the related Registrar or the related Paying Agent in exchange for a Registered Debt Security after the close of business on a Special Interest Record Date but before the opening of business on the date of payment of the Default Interest, such Bearer Debt Security shall be surrendered without the coupon related to the Default Interest, and the Default Interest will not be payable on such date of payment in respect of the Registered Debt Security exchanged for such Bearer Debt Security, but will be payable only to the Holder of such coupon in accordance with the provisions of this Indenture.
(b)	The Issuer may pay Default Interest on any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Series is listed or any over the counter market in which such Series is traded, and upon such notice as may be required by such exchange or market, if, after notice given by the Issuer to the Indenture Trustee of the proposed payment pursuant to this Paragraph, such manner of payment shall be deemed practicable by the Indenture Trustee.
(4)	Subject to the foregoing provisions of this Section, each Debt Security delivered upon the transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debt Security.
4.3 Currency Indemnity.
     The Issuer shall make payments relative to each Debt Security in the currency in which such Debt Security is denominated (the “Original Currency”). If the Issuer makes payment relative to a Debt Security (whether to the Indenture Trustee, the related Registrar, the related Paying Agent or the applicable Holder) in a currency (the “Other Currency”) other than the Original Currency (whether voluntarily or pursuant to an order or judgement of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of the liability of the Issuer in respect of such Debt Security only to the extent of the amount of the Original Currency which the recipient of such payment purchases, in accordance with its normal practise, with the amount of the Other Currency received. If the amount of the Original Currency which the recipient is able to purchase is less than the amount of the Original Currency due, the Issuer shall indemnify and save the Indenture Trustee, the related Registrar, the related Paying Agent and the applicable Holder harmless from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Indenture Trustee, the related Registrar, the related Paying Agent or the applicable Holder, and shall continue in full force and effect notwithstanding any judgement or order in respect of any amount due under this Indenture.
4.4 Ranking of Debt Securities .
(1)	All Debt Securities of a Series shall rank pari passu and rateably with all other Debt Securities of such Series, and shall share all security, if any, delivered to the Indenture Trustee or any Person on its behalf with respect to such Series equally and rateably with all other Persons for whom such security, pursuant to its terms, is held by the Indenture Trustee, in each case without discrimination, preference or priority among such Debt Securities and irrespective of their actual dates or terms of issue.

(2)	All Debt Securities of a Series shall rank pari passu and rateably with all Debt Securities of all other Series without discrimination, preference or priority among such Debt Securities and irrespective of their actual dates or terms of issue, subject however to (a) any sinking fund or defeasance provisions, if any, applicable to different Series, and (b) any security provided for, and any subordination provisions of, any Series.
(3)	All Debt Securities of a Series shall rank at least pari passu with all other unsecured and unsubordinated obligations of the Issuer, except to the extent of any mandatory preferences prescribed by Applicable Law.
(4)	If so provided in the related Series Supplement, and subject to compliance with any terms of this Indenture and any other Series Supplement prohibiting the granting, creation, incurring or suffering to exist of Liens, the amounts payable under or with respect to a Series may be secured in such manner, against such property and pursuant to such security documents as may be specified in the related Series Supplement (any such Lien for a Series being referred to herein as the “Series Specific Lien” for such Series). In any such case, unless otherwise expressly provided by the applicable security documents or by this Indenture, the Series Specific Lien for a Series will be separate and distinct from the Series Specific Lien, if any, for any other Series, and will not secure the amounts payable under or with respect to any other Series.
(5)	If so provided in the related Series Supplement, the amounts payable under or with respect to a Series may be subordinated in such manner, pursuant to such documents and to such other debts and liabilities of the Issuer and any other obligor in respect of such Series (including any other Series) as may be specified in the related Series Supplement.
(6)	Each Holder by accepting a Debt Security irrevocably authorizes and directs the Indenture Trustee on its behalf to take such action (including the execution and delivery of documents of subordination) as may be necessary or appropriate to further assure the priority arrangements provided for in this Indenture with respect to any Series, including regarding application of payments, the provision of security and the effecting of subordination arrangements, and each Holder appoints the Indenture Trustee as its agent for any and all such purposes.
(7)	A Holder may at any time extend any time of payment applicable to its Debt Securities, including waiver of any Event of Default applicable to such Debt Securities, without notice to or consent from any creditor of the Issuer (including any other Holder) which is subordinate in right of payment to such Holder.
ARTICLE FIVE
COVENANTS OF ISSUER
5.1 Positive Covenants.
     In relation to each Series, the Issuer covenants and agrees with the Indenture Trustee for the benefit of Holders of such Series that, so long as such Series is Outstanding and except as otherwise permitted by the prior written consent of the Indenture Trustee in the case of any such covenant other than the covenant in Subsection (a) below:

(a)	Pay Principal, Interest and other Amounts. The Issuer will duly and punctually pay or cause to be paid when due to every Holder of such Series the principal of, and premium, interest and other amounts on, such Series.
(b)	Maintenance of Office or Agency.
(i)	The Issuer will maintain or cause the related Registrar or the related Paying Agent, as the case may be, to maintain an Office or Agency at each Place of Payment for such Series where Debt Securities of such Series may be presented or surrendered for payment, or for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of such Series, this Indenture and the related Series Supplement may be served. The Issuer will give prompt written notice to the Indenture Trustee of the location, and any change in the location, of any such Office or Agency. If at any time the Issuer shall fail to maintain such required Office or Agency or shall fail to furnish to the Indenture Trustee the address of any such Office or Agency, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Indenture Trustee in Calgary, Alberta or in Toronto, Ontario, except that Bearer Debt Securities of such Series and the related coupons may be presented and surrendered for payment at the place specified for such purpose pursuant to the related Series Supplement or, if no such place is specified, at the principal stock and bond transfer office of the Indenture Trustee in Calgary, Alberta or Toronto, Ontario, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such presentations, surrenders, notices and demands.
(ii)	The Issuer may from time to time designate one or more other offices or agencies (in or outside of such Place of Payment) where the Debt Securities of such Series and, in the case of Bearer Debt Securities, any coupons of such Bearer Debt Securities, subject to the preceding Paragraph, may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain, or cause the related Registrar or the related Paying Agent, as the case may be, to maintain for such purposes an Office or Agency in each Place of Payment for such Series. The Issuer will give prompt written notice to the Indenture Trustee of any such designation and any change in the location of any such other Office or Agency.
(c)	Money for Payments to Be Held in Trust.
(i)	If the Issuer shall at any time act as its own Paying Agent for such Series it will, on or before each due date of the principal of and any premium, interest or other amounts on such Series, segregate and hold in trust for the benefit of the Holders entitled to such payment a sum sufficient to pay such principal, premium, interest or other amounts until such sums shall be paid to such Holders or otherwise disposed of as provided for in this Indenture, and it will promptly notify the Indenture Trustee of its action or failure to so act.
(ii)	Whenever there exists one or more Registrars or Paying Agents with respect to such Series, the Issuer will, prior to each due date of any principal of or premium, interest or other amounts on such Series, deposit with the related Registrar or the related Paying Agent, as the case may be, a sum sufficient to pay such principal, premium, interest or other amounts, such sum to be held in trust for the benefit of the Holders entitled thereto, and (unless such related Registrar or related Paying Agent is the Indenture Trustee), the Issuer will promptly notify the Indenture Trustee of its action or failure to so act.
(iii)	The Issuer will cause each Registrar and Paying Agent for such Series, other than the Indenture Trustee, to execute and deliver to the Indenture Trustee an instrument in which such related Registrar or related Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Registrar or Paying Agent will:
(A)	hold all sums received by it for the payment of any principal of or premium, interest or other amounts on such Series in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as provided for in this Indenture or the related Series Supplement;
(B)	give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon such Series) in the making of any payment of any principal of or premium, interest or other amounts on such Series; and
(C)	at any time during the continuance of any such default, upon the written request of the Indenture Trustee, immediately pay to the Indenture Trustee all sums so held in trust by such Registrar or Paying Agent.
(iv)	The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture and the related Series Supplement or for any other purpose, pay, or by Issuer Request direct the related Registrar or the related Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Issuer or such Registrar or Paying Agent; such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Registrar or Paying Agent, and upon such payment by such Registrar or Paying Agent to the Indenture Trustee, such Registrar or Paying Agent, as the case may be, shall be released from all further liability with respect to such money.

(v)	Any money deposited with the Indenture Trustee or the related Registrar or Paying Agent, or then held by the Issuer, in trust for the payment of any principal of or premium, interest or other amount on such Series, and remaining unclaimed for six years after such principal, premium, interest or other amount has become due and payable, shall, subject to Applicable Law, be paid to the Issuer if so requested by an Issuer Request, or (if then held by the Issuer) shall, subject to Applicable Law, be discharged from such trust; and the applicable Holders shall thereafter, as unsecured general creditors, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee, the related Registrar and the related Paying Agent with respect to such trust money, and all liability of the Issuer as trustee of such trust money, shall thereupon cease.
(d)	Issuer Status. The Issuer will preserve and maintain its existence (except as permitted by Article 11), and shall also maintain its qualifications in each jurisdiction to carry on its business except to the extent that failure to maintain such qualifications would not be reasonably expected to have a Material Adverse Effect with respect to such Series.

(e)	Financial Statements. The Issuer will deliver to the Indenture Trustee within 140 days after the end of each fiscal year of the Issuer audited consolidated financial statements of the Issuer for such fiscal year including the consolidated balance sheet and statements of income, retained earnings and cash flow and within 60 days after the end of each fiscal quarter, other than the last fiscal quarter, unaudited consolidated financial statements of the Issuer for such fiscal quarter consisting of a consolidated balance sheet and consolidated statements of income, retained earnings and cash flow.

(f)	Compliance Certificate. The Issuer will deliver to the Indenture Trustee within 140 days after the end of each fiscal year of the Issuer a Certificate of the Issuer stating that, as of the end of such fiscal year, the Issuer was in compliance in all material respects with all covenants and other requirements contained in this Indenture, or giving particulars of any such non-compliance.

(g)	Expenses of Issuer. The Issuer will pay all expenses (including sales tax, goods and services tax and harmonized sales and goods and services tax) of the Issuer applicable to the issuance of such Series, including any underwriting fees or commissions, legal expenses, printing costs, listing fees, registration charges in connection with the use of any applicable Book-Entry System, filing fees with respect to any Offering Document, and any other expenses incurred directly or indirectly in connection therewith.

(h)	Fees and Expenses. The Issuer will pay such fees as are agreed upon in writing between the Issuer and the Indenture Trustee, the related Registrar, the related Paying Agent or any related Other Series Agent relative to such Series, and all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in the administration or execution of the trusts created by this

Indenture (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ), both before and after any Default or Event of Default with respect to such Series until all its duties shall be finally and fully performed, except any such expense, disbursement or advance as may arise from or in connection with the dishonesty, bad faith, wilful misconduct, gross negligence or reckless disregard of any duty by the Indenture Trustee, or the failure to comply with the standard of care referred to in Section 8.1 by the Indenture Trustee.

(i)	Additional Positive Covenants in Related Series Supplement. The Issuer will also perform all other positive covenants specified in the related Series Supplement for such Debt Securities.
5.2	Negative Covenants.
          The Issuer covenants and agrees with the Indenture Trustee for the benefit of the Holders of each Series that, so long as such Series is Outstanding and except as otherwise permitted by the prior written consent of the Indenture Trustee:
(a)	Limitation on Liens.

The Issuer will not, and will not permit any Subsidiary of the Issuer to, create, incur or assume any Lien securing any indebtedness for borrowed money or interest thereon of the Issuer or such Subsidiary (or any liability of the Issuer or such Subsidiary under any guarantee or endorsement or other instrument under which the Issuer or such Subsidiary is contingently liable, either directly or indirectly, for borrowed money or interest thereon), other than Permitted Liens, without also simultaneously or prior thereto securing, or causing such Subsidiary to secure, indebtedness under the Indenture so that each such Series is secured equally and rateably with or prior to such other indebtedness or liability for so long as such other indebtedness or liability remains secured.

(b)	Limitation on Sale and Leaseback Transactions.

The Issuer will not, and will not permit any Subsidiary of the Issuer to, enter into any Sale and Leaseback Transaction with any Person (other than the Issuer or a Wholly-Owned Subsidiary of the Issuer) unless the Issuer or such Subsidiary receives fair value for the property sold or transferred as determined by the Board of Directors and either (i) the Attributable Value in respect of all leases relating to Sale and Leaseback Transactions entered into pursuant to the provisions of this Subsection 5.2(b), together with all indebtedness secured by a Lien pursuant to clause (xi) of the definition of “Permitted Liens” and Debt and Preferred Stock incurred or issued pursuant to Paragraph 5.2(c)(i), does not exceed, as of the date of determination, 15% of Consolidated Net Tangible Assets or (ii) the Issuer or such Subsidiary shall apply, within 180 days of the consummation of such Sale and Leaseback Transaction, an amount equal to the Attributable Value in respect of the leases relating to such Sale and Leaseback Transaction to (A) the redemption, retirement or defeasance of such Series or other indebtedness of the Issuer or such Subsidiary with a maturity of greater than one year and ranking pari passu with such Series or (B) the purchase of property substantially similar to the property sold or transferred as determined by the Board of Directors.

(c)	Limitation on Debt and Preferred Stock of Subsidiaries.

The Issuer will not permit any Subsidiary to create, issue, assume, guarantee, or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, “incur”) any Debt or issue any Preferred Stock except:
(i)	Debt and Preferred Stock in an aggregate principal or face amount, together with indebtedness secured by a Lien pursuant to clause (xi) of the definition of “Permitted Liens” and the Attributable Value of any Sale and Leaseback Transactions entered into pursuant to Paragraph 5.2(b)(i), not to exceed, as of the date of determination, 15% of the Consolidated Net Tangible Assets of the Issuer, excluding any Debt and Preferred Stock described in Paragraphs (ii) through (ix) of this Subsection 5.2(c), inclusive;

(ii)	Debt and Preferred Stock outstanding on the date of the Indenture after giving effect to the application of the proceeds of any Debt Securities;

(iii)	Debt incurred or Preferred Stock issued to and held by the Issuer or a Wholly-Owned Subsidiary of the Issuer (provided that such Debt or Preferred Stock is at all times held by the Issuer or a Wholly-Owned Subsidiary of the Issuer);

(iv)	Debt incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Subsidiary of the Issuer, (B) such Person merges into or consolidates or amalgamates with a Subsidiary of the Issuer or (C) another Subsidiary of the Issuer merges into or consolidates or amalgamates with such Person (in a transaction in which such Person becomes a Subsidiary of the Issuer), which Debt or Preferred Stock was not incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

(v)	Purchase Money Obligations;

(vi)	Debt or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance or refund, any Debt or Preferred Stock permitted to be outstanding pursuant to Paragraphs (ii), (iv) and (v) of this Subsection 5.2(c) (or any extension or renewal thereof), in an aggregate principal amount, in the case of Debt, or liquidation preference, in the case of Preferred Stock, not to exceed the principal amount or liquidation preference of the Debt or Preferred Stock, respectively, so exchanged, refinanced or refunded, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt or Preferred Stock so exchanged, refinanced or refunded or the amount of any premium reasonably determined by the Issuer as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, and plus the amount of expenses of the Issuer and the Subsidiary incurred in connection with such refinancing;

(vii)	Non-Recourse Debt or Preferred Stock which is either (A) incurred or issued by a non-wholly-owned Subsidiary of the Issuer that is itself a public company (or by a Subsidiary of such a Subsidiary), or (B) incurred or issued by a Subsidiary of the Issuer that does not own or operate, directly or indirectly, a Cable Television System;

(viii)	Non-Recourse Debt which is exchangeable for the securities of or ownership interests in another Person in satisfaction of the principal amount thereof; and

(ix)	Debt incurred under a Permitted Subsidiary Guarantee.
(d)	Additional Negative Covenants in Related Series Supplement.

The Issuer will also comply with all other negative covenants specified in the related Series Supplement for such Series.
5.3	Indenture Trustee May Perform Covenants.
          If the Issuer shall fail to perform any of its covenants in this Indenture relative to a Series, the Indenture Trustee may in its discretion, but unless provided to the contrary in this Indenture need not, notify the Holders of such Series of such failure, and itself may perform any such covenant that is capable of being performed by it, and if any such performance requires the payment of money, it may make such payment with its own funds or with money borrowed by it for such purpose, but shall be under no obligation to do so; provided however that no such performance or payment by the Indenture Trustee shall be deemed to release the Issuer from, or be a waiver of any Default resulting from, the Issuer’s failure to perform its applicable covenant, and any amounts so paid or expended by the Indenture Trustee shall be immediately repaid to the Indenture Trustee by the Issuer and shall bear interest until so repaid at a rate of interest that is 2% per annum above the highest rate of interest chargeable from time to time by the Indenture Trustee to its corporate trust customers, and shall be secured by the Series Specific Lien, if any, for such Series.
5.4	Additional Amounts.
(a)	All payments made by or on behalf of the Issuer under or with respect to the Debt Securities of any Series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any other Governmental Authority therein or thereof having power to tax (“Taxes”) unless the Issuer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant Governmental Authority. If the Issuer is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Debt Securities of any Series, the Issuer will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of such Series after such withholding or deduction (including with respect to Additional Amounts) will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted (a similar indemnity is also hereby provided to Holders of such series that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding); provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder of a Series (an “Excluded Holder”) in respect of the beneficial owner thereof (i) with which the Issuer does not deal at arm’s length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment, (ii) which is subject to such Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes or (iii) which is subject to such Taxes by reason of its carrying on business in or being connected in any way with Canada or any province or territory thereof otherwise than by the mere holding of Debt Securities or the receipt of payment thereunder.

(b)	The Issuer will make such withholding or deduction and remit the full amount deducted or withheld to the relevant Governmental Authority as and when required in accordance with Applicable Law. The Issuer will pay all taxes, interest, penalties and other liabilities which arise by virtue of any failure of the Issuer to withhold, deduct and remit to the relevant Governmental Authority on a timely basis the full amounts required in accordance with Applicable Law. The Issuer will furnish to the Holders of the Debt Securities of any Series (other than an Excluded Holder), within 30 days after the date the payment of any Taxes is due pursuant to Applicable Law, certified copies of tax receipts evidencing such payment by the Issuer.

(c)	The Issuer will indemnify and hold harmless each Holder (other than any Excluded Holder) for the amount of (i) any Taxes required to be but not withheld or deducted by the Issuer and levied or imposed and paid by such Holder as a result of payments made under or with respect to the Debt Securities of any Series, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under clauses (i) or (ii) of this Section 5.4(c).

(d)	At least 30 days prior to each date on which any payment under or with respect to the Debt Securities of any Series is due and payable, if the Issuer is aware that it will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Indenture Trustee a Certificate of the Issuer stating the fact that such Additional Amounts will be payable, the amounts so payable and setting forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 5.4 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
5.5	Waiver of Certain Covenants
          The Issuer may omit in any particular instance to comply with any term, provision or covenant in Section 5.2, if before the time for such compliance, the Holders of Debt Securities of all affected Series at the time Outstanding provide a Holder Direction, pursuant to which they waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Issuer and the Indenture Trustee in respect of any such term, provision or condition shall remain in full force and affect.
ARTICLE SIX
EVENTS OF DEFAULT AND REMEDIES
6.1	Events of Default.
          An Event of Default with respect to a Series means any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgement, decree or order of any Governmental Authority):
(a)	Default in Payment of Principal or Premium. A default by the Issuer in making payment of principal of (or premium, if any, on) any Debt Securities of such Series at their Stated Maturity; or

(b)	Default in other Payments. A default by the Issuer in making payment of any interest (including Additional Amounts) with respect to any Debt Securities of such Series when due and payable, and continuance of such default for a period of 30 days; or

(c)	Other Covenant Defaults. A default by the Issuer in the performance, or a breach, of any other covenant or warranty of the Issuer with respect to such Series contained in this Indenture or any Series Specific Document for such Series, (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere in this Indenture or such Series Specific Document) and such default or breach continues for a period of 60 days after the date on which written notice thereof has been given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders

of at least 25% of the aggregate principal amount of all affected Series then Outstanding (considered as one class); or
(d)	Cross Acceleration. Failure to pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the maturity of, (i) indebtedness for borrowed money of the Issuer, or (ii) indebtedness for borrowed money (other than Non-Recourse Debt permitted by clause (vi) of Section 5.2(c)) of any Subsidiary of the Issuer which is a “major subsidiary” (as such term is defined in National Instrument 55-101 of the Canadian Securities Administrators)), in either case having an aggregate principal amount outstanding in excess of $75 million; or

(e)	Voluntary Insolvency Actions. The institution by the Issuer of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other applicable insolvency law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(f)	Involuntary Insolvency Proceedings. The entry of a decree or order by a court having jurisdiction in the premises adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other applicable insolvency law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(g)	Additional Events of Default in related Series Supplement. Any other events specified as Events of Default with respect to such Series in the related Series Supplement.
6.2	Acceleration of Maturity; Rescission and Annulment.

(1)	If an Event of Default occurs and is continuing and the Indenture Trustee has received notice of such Event of Default in accordance with Subsection 8.8(1), the Indenture Trustee may, in its discretion, and if requested by the Holders of at least 25% of the aggregate principal amount of all affected Series then Outstanding (considered as one class) shall, by written notice to the Issuer, declare such Series to be immediately due and payable, and upon such Declaration of Acceleration the aggregate principal amount of such Series (together with all accrued and unpaid interest thereon) shall become immediately due and payable and the Series Specific Liens, if any, with respect to such Series shall immediately become enforceable.
(2)	At any time after a Declaration of Acceleration has been made by the Indenture Trustee and before a judgement for payment of any amount due under the affected Series has been obtained by the Indenture Trustee, such Declaration of Acceleration and its consequences may be rescinded and annulled by a Holder Direction from the Holders of all affected Series then Outstanding (considered as one class). In such case the rescission and annulment will be effective on the date on which:
(a)	written notice of such Holder Direction is given to the Issuer and the Indenture Trustee; and

(b)	the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:
(x)	all principal, premium, interest and other amounts which, by the Principal Terms of such Series, are then due and payable otherwise than pursuant to such Declaration of Acceleration, and

(y)	all sums paid or advanced by the Indenture Trustee with respect to such Series and the reasonable compensation and expenses of the Indenture Trustee with respect to such Series; and
(c)	there shall be continuing no Default or Event of Default with respect to such Series, other than the non-payment of principal, premium, interest and other amounts with respect to such Series that became due solely by such Declaration of Acceleration.
(3)	No such rescission and annulment shall affect any subsequent or other Event of Default with respect to such Series or impair any right of the Indenture Trustee or the Holders of such Series with respect to such subsequent or other Event of Default. In addition, no such rescission and annulment shall affect any Event of Default with respect to any other Series or impair any right of the Indenture Trustee or the Holders of any other Series with respect thereto.

6.3	Remedies.
          Subject to Subsection 6.2(2) and subject to compliance with the provisions of Subsection 8.8(2) with respect to the giving of sufficient funds and an indemnity, if an Event of Default occurs and is continuing and a Declaration of Acceleration with respect to all affected Series has been made, the Issuer will pay to the Indenture Trustee, for the benefit of the Holders of each such Series, the whole amount then due and payable for principal, premium, interest and other amounts with respect to such Series and, to the extent permitted by Applicable Law, interest on any overdue principal, premium, interest and other amounts at the rate or rates prescribed in the related Series Supplement, and in addition thereto such further amount as shall be sufficient to pay the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and the Indenture Trustee may exercise any action, suit, remedy or Proceeding authorized or permitted by any Series Specific Document or any other agreement, at law, in equity, under statute or otherwise. If an Event of Default occurs and is continuing, the Indenture Trustee in its discretion may also protect and enforce its rights and the rights of the Holders of all such affected Series by such appropriate Proceedings as the Indenture Trustee shall deem appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in any Series Specific Document or in aid of the exercise of any power granted in any Series Specific Document, or to enforce any other proper remedy.
6.4	Indenture Trustee May File Proofs of Claim.
          In any Proceeding relative to the Issuer (or any other obligor upon the Debt Securities), or its property or its other creditors, the Indenture Trustee shall be entitled and empowered, by intervention in such Proceeding or otherwise, to take any and all actions authorized by Applicable Law in order to have the claims of the Holders and the Indenture Trustee allowed in such Proceeding. In particular, the Indenture Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such Proceeding is hereby authorized by each Holder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel. No provision of this Indenture or any Series Specific Document shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting any of the Debt Securities or the rights of any Holder or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such Proceeding; provided however that the Indenture Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
6.5	Enforcement Without Possession of Debt Securities.
          All rights of action and claims under this Indenture and the Debt Securities may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Debt Securities or the production of any of the Debt Securities in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgement shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the rateable benefit of the Holders for whom such judgement has been recovered (subject to any express provisions to the contrary in this Indenture or a Series Supplement in connection with security for the benefit of, or subordination arrangements applicable to, one or more Series).

6.6	Application of Money Collected.
          Any money collected by the Indenture Trustee pursuant to this Article in respect of a Series shall (subject to any claims having priority under Applicable Law) be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of any principal, premium, interest or other amount, upon presentation of the Debt Securities of such Series and the notation on such Debt Securities of the payment (if only partially paid) or surrender thereof (if fully paid):
(a)	first, to the payment of all amounts due to the Indenture Trustee under this Indenture with respect to such Series;

(b)	second, the payment of the accrued interest on such Series;

(c)	third, to the payment of the principal of and premium on such Series;

(d)	fourth, to the payment of any other amounts with respect to such Series; and

(e)	fifth, to whomsoever may be lawfully entitled to receive the balance of such money.
6.7	Notice of Event of Default.

(1)	The Indenture Trustee shall give written notice of the occurrence of every Event of Default with respect to a Series to the Holders of such Series within a reasonable time (and in any event within 30 days) after the Indenture Trustee obtains knowledge thereof, unless such Event of Default is not continuing at the applicable time or the Indenture Trustee in good faith determines that the withholding of such notice is in the best interest of such Holders, collectively, and so advises the Issuer in writing.

(2)	Where notice of the occurrence of an Event of Default with respect to a Series has been given by the Indenture Trustee and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Indenture Trustee to the Holders of such Series within a reasonable time (and in any event within 30 days) after the Indenture Trustee obtains knowledge that the Event of Default has been cured.

6.8	Restoration of Rights and Remedies.
          If the Indenture Trustee, or any Holder of a Series, has instituted Proceedings in accordance with this Indenture to enforce any right or remedy with respect to a Series and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Holder, then in every such case, but subject to such adverse determination, (i) the Issuer, the Indenture Trustee and the Holders of such Series shall be restored severally and respectively to the fullest extent possible to their former positions under this Indenture, and (ii) all rights and remedies of the Indenture Trustee and such Holders shall continue as though no such Proceeding had been instituted.

6.9	Rights and Remedies Cumulative.
          Except as expressly provided herein, no right or remedy conferred upon or reserved to the Indenture Trustee is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy however existing. Any single or partial exercise of any right or remedy shall not preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.
6.10	Waiver of Defaults.

(1)	The Holders of Debt Securities of all Series at the time Outstanding and affected with respect to which a default or breach or Default or an Event of Default shall have occurred and be continuing (considered as one class) shall be permitted to provide a Holder Direction instructing the Indenture Trustee to waive any past or prospective default or breach or Default or Event of Default and its consequences, except a default
(a)	in the payment of the principal of or any premium or interest on any Debt Security of any such Series, or

(b)	in respect of a covenant or provision hereof which the matters set out in Subsection 12.2(2) cannot be modified or amended without the consent of all Holders of all Outstanding Debt Securities of any such Series affected.
(2)	Upon any such waiver, such default or breach shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or breach or Event of Default or impair any right consequent thereon.

6.11	Holders May Direct Indenture Trustee’s Action.
          Except as otherwise provided in this Indenture, and subject to compliance with Subsection 8.8(2) with respect to the giving of sufficient funds and an indemnity to the Indenture Trustee, the Holders of a Series shall have the right, in each case by a Holder Direction, to direct the time, method and place of conducting any Proceeding or any right or remedy available to the Indenture Trustee, or the exercise of any trust or power conferred on the Indenture Trustee under the Series Specific Documents with respect to such Series; provided, however, that the Indenture Trustee shall have the right to decline to follow any such direction if advised by Counsel that the action so directed may not lawfully be taken or if the Indenture Trustee in good faith shall determine that the Proceeding so directed would be illegal or would be unduly prejudicial to the rights of Holders of such Series not parties to such Holder Direction or not bound by such Holder Direction. Nothing in this Indenture shall impair the right of the Indenture Trustee to take any action deemed proper by it and which is not inconsistent with such Holder Direction.
6.12	Limitation of Indenture Trustee’s Liability.
          The Indenture Trustee will not be bound to do, observe or perform or to see to the observance or performance by the Issuer or any Cable Subsidiary of the Issuer of any of the obligations imposed upon it under this Indenture or the related Series Specific Documents, or in any other way to supervise or interfere with the conduct of any activities of the Issuer or any Cable Subsidiary of the Issuer unless and until a Declaration of Acceleration with respect to such Series has occurred, and the Indenture Trustee has determined or become bound to enforce the same and has been supplied with sufficient funds and an indemnity as provided in Subsection 8.8(2).
ARTICLE SEVEN
SUITS BY HOLDERS AND INDENTURE TRUSTEE
7.1	Holders May Not Sue.
          No Holder shall have any right to institute any Proceeding with respect to, or otherwise pursue or enforce any remedy with respect to, any Series Specific Document, or for the appointment of a receiver, manager, receiver and manager or trustee of the Issuer or any Cable Subsidiary of the Issuer unless:
(a)	such Holder shall previously have given to, or received from, the Indenture Trustee written notice of a continuing Event of Default with respect to the applicable Series;

(b)	the Holders of not less than 25% of the aggregate principal amount of all affected Series then Outstanding (considered as one class) shall have made a written request to the Indenture Trustee and the Indenture Trustee shall have been afforded reasonable opportunity itself to either proceed to exercise the powers granted in this Indenture or institute a Proceeding in its name for the purpose requested;

(c)	such Holders shall have provided to the Indenture Trustee sufficient funds and an indemnity as contemplated by Subsection 8.8(2);

(d)	the Indenture Trustee shall have failed to act within a reasonable time, which for the purposes of the related Series Specific Documents shall not exceed a period of 60 days after such notification, request and offer of sufficient funds and indemnity by such Holders;

(e)	during the 60 day period referred to in Subsection (d) above such Event of Default has not been waived as provided herein;

(f)	during such 60 day period the Declaration of Acceleration in respect of such Event of Default has not been rescinded and annulled as provided herein; and

(g)	during such 60 day period the Indenture Trustee has not received a contrary Holder Direction from the Holders of all such affected Series (considered as one class);
it being understood and intended that no Holder shall have any right in any manner whatever to take any action to affect, disturb or prejudice the rights of any other Holders (whether of the same Series or any other Series) or to obtain or seek to obtain priority over or preference to any other Holders (whether of the same Series or any other Series) (subject to any applicable subordination provisions or defeasance or sinking fund provisions applicable to one or more Series), or to enforce any right under any related Series Specific Documents, other than in the manner provided in this Indenture and for the equal, rateable and common benefit of all Holders of such Series.
7.2	Unconditional Right of Holders to Receive Principal, Premium and Interest.
          Notwithstanding any other provision in this Indenture, the Holder of any Debt Securities shall have the right, which is absolute and unconditional to receive payment, as provided herein or any other Series Specific Documents (including if applicable, Article 13) of the principal of (and premium, if any, on) and interest (including Additional Amounts) on, such Debt Securities on the respective Stated Maturities expressed in such Debt Securities (or in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder.
ARTICLE EIGHT
THE INDENTURE TRUSTEE
8.1	Duties of Indenture Trustee.
          In the exercise of its rights, duties and obligations prescribed or conferred by this Indenture and any other Series Specific Documents, the Indenture Trustee shall act honestly and in good faith with a view to the best interests of the Holders, and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. Subject to the foregoing, the Indenture Trustee shall be liable, in its personal capacity, only for an act or failure to act arising from or in connection with dishonesty, bad faith, wilful misconduct, gross negligence or reckless disregard of a right, duty or obligation by the Indenture Trustee. The Indenture Trustee shall not be liable for any act or default on the part of any agent employed by it or for permitting any agent or co-trustee to receive and retain any monies payable to the Indenture Trustee under this Indenture or any Series Specific Document, except as aforesaid. The Indenture Trustee shall read, understand and act upon (as required) all of the certificates, Certificates of the Issuer, opinions, Opinions of Counsel and other documents delivered to it under or pursuant to this Indenture and the other Series Specific Documents.
8.2	Employ Agents.
          The Indenture Trustee may, but is not required to, employ (at the expense of the Issuer) such counsel, agents and other assistants as it may reasonably require for the proper discharge of its duties under the Series Specific Documents for each Series, and shall not be responsible for any negligence or misconduct on the part of any such counsel, agent or other assistant or for any liability incurred by any Person as a result of not employing such counsel, agent or other assistant, and may pay reasonable remuneration for all services performed for it with respect to such Series Specific Documents, and shall be entitled to receive reimbursement for all reasonable disbursements, costs, liabilities and expenses made or incurred by it with respect to such Series. All such disbursements, costs, liabilities and expenses in relation to a Series and all expenses incidental to the preparation, execution and any recording of related Series Specific Documents for such Series, and to the preparation, execution, creation and issuance of the Debt Securities of such Series, whether done or incurred at the request of the Indenture Trustee or the Issuer, shall bear interest at the lowest annual rate of interest charged by the Indenture Trustee from time to time to its corporate trust customers from the date which is 30 days following receipt by the Issuer of an invoice from the Indenture Trustee with respect to such expenses until the date of reimbursement and shall (together with such interest) be paid by the Issuer immediately upon receipt of such invoice and shall, until paid, be secured by the Series Specific Lien, if any, for such Series.
8.3	Reliance on Evidence of Compliance.
          In the exercise of its rights, duties and obligations under this Indenture, the Indenture Trustee may, if it is acting in good faith, act and rely, as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, Opinions of Counsel, reports, directions, orders, certificates and Certificates of the Issuer furnished pursuant to any Series Specific Document or required by the Indenture Trustee to be furnished to it in the exercise of its rights, duties and obligations under any Series Specific Document where such statutory declarations, Opinions of Counsel, reports, directions, orders, certificates or Certificates of the Issuer comply with any and all requirements of this Indenture and such Series Specific Document and the Indenture Trustee examines such evidence and determines that such evidence indicates compliance with the applicable requirements of this Indenture and such Series Specific Document.
8.4	Provision of Evidence of Compliance to Indenture Trustee.
          In addition to any other provisions of this Indenture, the Issuer shall furnish to the Indenture Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to:
(a)	the certification pursuant to Section 2.7 and delivery of Debt Securities;

(b)	the satisfaction and discharge of this Indenture or any Series Supplement; or

(c)	the taking of any other action or step to be taken by the Indenture Trustee at the request, or on the application, of the Issuer.
8.5	Contents of Evidence of Compliance.
          Evidence of compliance required by Section 8.4 shall consist of:
(a)	a Certificate of the Issuer that the conditions precedent referred to in such Certificate have been complied with in accordance with the terms of this Indenture and any other applicable Series Specific Document;

(b)	in the case of conditions precedent compliance with which are, by a Series Specific Document, made subject to review or examination by Counsel, an Opinion of Counsel to the Issuer that such conditions precedent have been complied with in accordance with the terms of such Series Specific Document; and

(c)	in the case of conditions precedent compliance with which are subject to the review or examination by auditors or appraisers, an opinion or report of a chartered accountant or appraiser, as the case may be, approved by the Indenture Trustee acting reasonably, that such conditions precedent have been complied with in accordance with the terms of such Series Specific Document.
8.6	Advice of Experts.
          In relation to any Series Specific Document the Indenture Trustee may act and rely, and shall be protected in acting and relying in good faith, on the opinion, advice or information (including the Opinion of Counsel) obtained from any counsel, auditor, valuer, engineer, surveyor or other expert, whether obtained by the Indenture Trustee or by the Issuer, and, if acting in good faith, may rely as to the truth of the statements and the accuracy of the opinions expressed in any report or opinion furnished by such Person and may obtain such assistance as may be necessary to the proper discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid, including the disbursements of any legal or other advisor or assistants.
8.7	Indenture Trustee May Deal in Debt Securities.
          In its personal capacity or any other capacity, the Indenture Trustee, and each Affiliate of the Indenture Trustee, may buy, sell, lend upon, become a pledgee of and deal in the Debt Securities and generally contract and enter into financial transactions with the Issuer and any Affiliate of the Issuer without being liable to account for any profits made thereby.
8.8	Conditions Precedent to Indenture Trustee’s Obligation to Act.

(1)	The Indenture Trustee shall not be bound to give any notice, or to do, observe or perform or see to the observance or performance by the Issuer of any of the obligations imposed under any Series Specific Document, or to supervise or interfere with any of the activities of the Issuer, or to do or take any act, action or Proceeding by virtue of the powers conferred on it by any Series Specific Document, unless and until it shall have been required so to do under the terms of this Indenture; nor shall the Indenture Trustee be required to take notice of any Default or Event of Default, other than in payment of any monies required by this Indenture or any Series Supplement to be paid to the Indenture Trustee, unless and until notified in writing of such Default or Event of Default by the Issuer or by any Holder, which notice shall distinctly specify the applicable Series and Default or Event of Default, and in the absence of any such notice the Indenture Trustee may conclusively assume that the Issuer is not in default under any Series Specific Document and that no Default or Event of Default has occurred. Any such notice or requisition shall in no way limit any discretion given to the Indenture Trustee in any Series Specific Document to determine whether or not to take action with respect to any Default or Event of Default or with respect to any such requisition.

(2)	The obligation of the Indenture Trustee to do any of the actions referred to in Subsection 8.8(1), including to commence or to continue any Proceeding for the purpose of enforcing any Series Specific Lien, or any right of the Indenture Trustee or the Holders of a Series, shall be conditional upon the Holders of the applicable Series furnishing, when required by notice in writing by the Indenture Trustee, sufficient funds to commence or continue such Proceeding and an indemnity satisfactory to the Indenture Trustee to protect and hold harmless the Indenture Trustee against the costs, charges, expenses and liabilities which may result from such action and any loss and damage the Indenture Trustee may suffer by reason of such action.

(3)	None of the Series Specific Documents shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

(4)	Before commencing or at any time during the continuance of any Proceeding, the Indenture Trustee may require the Holders on whose behalf it is acting to deposit with the Indenture Trustee the Debt Securities held by them, and the Indenture Trustee shall issue receipts for such Debt Securities.

8.9	Indenture Trustee Not Required to Give Security.
          The Indenture Trustee shall not be required to give security for its conduct or administration under this Indenture or any other Series Specific Document.
8.10	Resignation or Removal of Indenture Trustee; Conflict of Interest.

(1)	The Indenture Trustee represents and warrants to the Issuer that at the time of the execution and delivery of this Indenture no material conflict of interest exists with respect to the Indenture Trustee’s role as a fiduciary hereunder.

(2)	The Indenture Trustee may resign as trustee hereunder by giving not less than 60 days’ notice in writing to the Issuer or such shorter notice as the Issuer may accept as sufficient. The Indenture Trustee shall resign if a material conflict of interest arises with respect to its role as trustee under this Indenture that is not eliminated within 90 days after the Indenture Trustee becomes aware of such conflict of interest. Immediately after the Indenture Trustee becomes aware that it has a material conflict of interest it shall provide the Issuer with written notice of the nature of that conflict. Upon any such resignation, the Indenture Trustee shall be discharged from all further duties and liabilities under this Indenture and the other Series Specific Documents. None of the validity and enforceability of this Indenture, the other Series Specific Documents or the Debt Securities shall be affected in any manner whatsoever by reason only of the existence of a material conflict of interest on the part of the Indenture Trustee (whether arising prior to or after the date of this Indenture or any other Series Specific Document). If the Indenture Trustee does not comply with this Section, any Holder or the Issuer may apply to the Court of Queen’s Bench (Alberta) for an order that the Indenture Trustee be replaced as trustee under this Indenture.

(3)	In the event of the Indenture Trustee resigning or being removed or being dissolved, becoming insolvent or bankrupt, going into liquidation or otherwise becoming incapable of acting as trustee under this Indenture, the Issuer shall immediately appoint a successor Indenture Trustee unless a successor Indenture Trustee has already been appointed by the Holders; failing such appointment by the Issuer, the retiring Indenture Trustee or any other Holder may apply to a judge of the Court of Queen’s Bench (Alberta), on such notice as such judge may direct, for the appointment of a successor Indenture Trustee. The successor Indenture Trustee so appointed by the Issuer or by such court shall be subject to removal by the Holders by way of a Holder Direction from the Holders of all Series. Any successor Indenture Trustee appointed under any provision of this Section shall be a corporation authorized to carry on the business of a trust company in each of the Provinces of Canada. On any appointment of the successor Indenture Trustee, the successor Indenture Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named in this Indenture as Indenture Trustee. The expenses of all acts, documents and Proceedings required under this Section will be paid by the Issuer in the same manner as if the amount thereof were fees payable to the Indenture Trustee under this Indenture.

(4)	Any successor Indenture Trustee shall, immediately upon appointment, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the trusts under this Indenture and the other Series Specific Documents, with like effect as if originally named as Indenture Trustee hereunder and thereunder. Nevertheless, upon the written request of the successor Indenture Trustee or of the Issuer, the Indenture Trustee ceasing to act shall execute and deliver a document assigning and transferring to such successor Indenture Trustee, upon the trusts expressed in this Indenture, all the rights, powers and trusts of the Indenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property (including money) held by such Indenture Trustee to the successor Indenture Trustee in its place. Should any deed, conveyance or other document in writing from the Issuer be required by any successor Indenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and other documents in writing shall, on the request of the successor Indenture Trustee, be made, executed, acknowledged and delivered by the Issuer.

(5)	Any corporation into which the Indenture Trustee is amalgamated or with which it is consolidated or to which all or substantially all of its corporate trust business is sold or is otherwise transferred or any company resulting from any consolidation or amalgamation to which the Indenture Trustee is a party shall be a successor Indenture Trustee under this Indenture, without the execution of any document or any further act; provided that such successor Indenture Trustee is a corporation qualified to carry on the business of a trust company in each of the provinces of Canada and shall not have a material conflict of interest in its role as a fiduciary under this Indenture.

8.11	Authority to Carry on Business; Resignation.
          The Indenture Trustee represents and warrants to the Issuer that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces of Canada. If the Indenture Trustee ceases to be so authorized to carry on business, the validity and enforceability of this Indenture, the other Series Specific Documents and the Debt Securities issued hereunder shall not be affected in any manner by reason only of such event but the Indenture Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any of the provinces of Canada, either become so authorized or resign in the manner and with the effect specified in Section 8.10.
8.12	Protection of Indenture Trustee.
          By way of supplement to any Applicable Law from time to time relating to trustees and in addition to any other provision of this Indenture for the relief of the Indenture Trustee, it is expressly agreed that:
(a)	the Indenture Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture, in any other Series Specific Document or in the Debt Securities (except the representations and warranties contained in the last sentence of Subsection 2.7(4) and in Subsection 8.10(1) and Sections 8.11 and 8.13 which are being given by the Indenture Trustee in its personal capacity) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Issuer;

(b)	the Indenture Trustee shall not be bound to give to any Person notice of the execution of this Indenture or of any Series Specific Document unless and until an Event of Default and a Declaration of Acceleration with respect to the relevant Series has occurred, and the Indenture Trustee has determined or become obliged to enforce the same;

(c)	the Indenture Trustee shall not incur any liability or responsibility as a consequence of permitting or suffering the Issuer to retain all or any of the property that is subject to any Series Specific Lien, and to use and enjoy the same unless otherwise provided in this Indenture; nor shall the Indenture Trustee be responsible or liable for any destruction, deterioration, loss, injury or damage which may occur or be done by the Issuer or by any other Person to any of property that is subject to any Series Specific Lien, or be in any way responsible for the consequence of any breach on the part of the Issuer of any of the covenants contained in this Indenture or any other Series Specific Document or of any acts of the agents or servants of the Issuer;

(d)	the Issuer indemnifies and saves harmless the Indenture Trustee and its officers, directors and employees from and against any and all liabilities, losses, costs, claims, actions, expenses (including legal fees and disbursements on a solicitor and his own client basis) or demands whatsoever which may be brought against the Indenture Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture and the other Series Specific Documents, including those arising out of or related to actions taken or omitted to be taken by the Indenture Trustee contemplated by this Indenture and the other Series Specific Documents, legal fees and disbursements on a solicitor and his own client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which the Indenture Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Indenture Trustee and including any deed, matter or thing in relation to the registration, perfection, release or discharge of any Series Specific Lien, save only in the event of the gross negligence or reckless disregard in acting or failing to act, or the wilful misconduct, dishonesty or bad faith of the Indenture Trustee. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation of the Indenture Trustee;

(e)	the Indenture Trustee shall not be liable for or by reason of any failure or defect of title to, or any Lien upon, any collateral that is subject to or intended to be subject to any Series Specific Lien or by reason of the statements or implications of fact or law contained in or arising out of anything contained in this Indenture, any other Series Specific Document or any Offering Document or in the Debt Securities or be required to verify the same, but all statements or implications shall be deemed to have been made by the Issuer only, and it shall not be the duty of the Indenture Trustee, except as otherwise specifically provided in this Indenture, to see to the registration, recording or filing or renewal of this Indenture or any other Series Specific Document upon any of the property this is subject to or intended to be subject to any Series Specific Lien or any part thereof or upon any other property of the Issuer or to procure any local mortgage, pledge or charge or other additional document of further assurance or to do any other act for the continuance of any Series Specific Lien over any property or for giving notice of the existence of any Series Specific Lien over any property or for extending or supplementing the same, or to insure or keep insured against loss or damage by fire or otherwise any of the property that is subject to or intended to be subject to any Series Specific Lien or any part thereof, or to keep itself informed or advised as to the payment by the Issuer of any taxes or premiums of insurance or other payments which the Issuer should make or to require payments to be made; it being agreed and declared that as to all matters and things referred to in this Section, the duty and responsibility shall rest upon the Issuer and not upon the Indenture Trustee and the failure of the Issuer to discharge this duty and responsibility shall not in any way render the Indenture Trustee liable or cast upon it any duty or responsibility for breach of which it would be liable;

(f)	the Indenture Trustee may, in the exercise of all or any of the trusts, powers and discretion vested in it under this Indenture and the other Series Specific Documents, act by its Responsible Officers; the Indenture Trustee may delegate to any Person the performance of any of the trusts and powers vested in it by this Indenture and the other Series Specific Documents, and any delegation may be made upon such terms and conditions and subject to such regulations as the Indenture Trustee may think to be in the best interest of the Holders of the applicable Series or of all Series, as the case may be;

(g)	the Indenture Trustee shall not be required to take notice or be deemed to have notice or actual knowledge of any matter under this Indenture or any other Series Specific Document, unless the Indenture Trustee shall have received from the Issuer or a Holder written notice stating the matter in respect of which the Indenture Trustee should have notice or actual knowledge;

(h)	the Indenture Trustee shall not be bound to act in accordance with any direction or request of the Issuer until a duly authenticated copy of the document containing the direction or request has been delivered to the Indenture Trustee, and the Indenture Trustee shall be fully empowered to act and shall be fully protected from all liability in acting upon any document purporting to be a Debt Security and believed by the Indenture Trustee to be genuine; and

(i)	the Indenture Trustee shall not be responsible for any error made or act done by it resulting from reliance upon the signature of any Person on behalf of the Issuer or of any Person on whose signature the Indenture Trustee may be called upon to act or refrain from acting under this Indenture or any other Series Specific Document.
8.13	Additional Representations and Warranties of Indenture Trustee.
          The Indenture Trustee represents and warrants to the Issuer that:
(a)	the Indenture Trustee is a trust company validly existing under the laws of its jurisdiction of incorporation;

(b)	the Indenture Trustee has full power, authority and right to execute and deliver and perform its obligations under this Indenture and each other Series Specific Document to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and each other Series Specific Document to which it is a party;

(c)	this Indenture and each other Series Specific Document to which it is a party have been duly executed and delivered by the Indenture Trustee; and

(d)	the Indenture Trustee is a resident of Canada within the meaning of the Income Tax Act (Canada).
8.14	Acceptance of Trusts by Indenture Trustee.
          The Indenture Trustee accepts the trusts in this Indenture declared and provided and agrees to perform the same upon the terms and conditions set forth in this Indenture and the other Series Specific Documents.
8.15	Anti-Money Laundering.
          The Indenture Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Indenture Trustee, in its sole judgement, acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Indenture Trustee, in its sole judgement, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 60 days written notice to the Issuer or such shorter notice as the Issuer may accept as sufficient, provided that (i) the Indenture Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Indenture Trustee’s satisfaction within such notice period, then such resignation shall not be effective.
ARTICLE NINE
NOTICES
9.1	Notice to Issuer.
          Any notice, document or other communication (a “Notice”) required or permitted to be given to the Issuer under this Indenture or any other Series Specific Document shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to the Issuer, at:
Shaw Communications Inc.
Suite 900, 630 – 3rd Avenue S.W.
Calgary, Alberta
T2P 4L4
Attention:     Chief Financial Officer
Facsimile No.: (403)750-7469
With a copy to:
Attention:     Legal Department
Facsimile No.: (403) 716-6544
and such Notice shall be deemed to have been received, where given by delivery, on the day of delivery, and, where sent by facsimile transmission, on the day of transmittal of such Notice if given on a Business Day during normal business hours of the recipient and on the next succeeding Business Day if not transmitted on a Business Day or during such business hours. The Issuer may from time to time notify the Indenture Trustee of a change in address or facsimile number by notice given as provided in Section 9.3.
9.2	Notice to Holders.

(1)	Any Notice required or permitted to be given under this Indenture or any other Series Specific Document to Holders of Bearer Debt Securities of a Series shall be given by means of publication in one Authorized Newspaper in each Place of Payment for such

Series at least once, and any Notice so published shall be deemed to have been given on the date when the publication has appeared in each such Authorized Newspaper. Any Notice required or permitted to be given under this Indenture to Holders of Registered Debt Securities of a Series may be effectively given if delivered or if sent to a destination within Canada by first class mail or to a destination outside Canada by airmail, postage prepaid, in each case addressed to the applicable Holder at its post office address appearing in the relevant Register for such Series, and shall be deemed to have been be given on the date of delivery or mailing, as the case may be.

(2)	If publication of any Authorized Newspaper is suspended or it shall be impractical to publish any notice to Holders of Bearer Debt Securities as provided above, then such notification to such Holders may be given in any other manner approved by the Indenture Trustee, and any notice so given shall constitute sufficient notice to such Holders for every purpose under the Series Specific Documents.

(3)	Neither the failure to give notice by publication to Holders of Bearer Debt Securities as provided above nor any defect in any notice so published shall affect the sufficiency of any notice given to Holders of Registered Debt Securities as provided above. Any notice sent to the Holders of Registered Debt Securities as provided above shall be effective notwithstanding that any such notice has accidentally or inadvertently not been delivered or mailed to one or more such Holders.

9.3	Notice to Indenture Trustee.
          Any Notice required or permitted to be given to the Indenture Trustee under this Indenture or any other Series Specific Document shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to the Indenture Trustee, at:
Computershare Trust Company of Canada
710, 530 – 8th Avenue S.W.
Calgary, Alberta T2P 3S8
Attention: Manager, Corporate Trust
Facsimile No.: (403) 267-6598
and such Notice shall be deemed to have been received, where given by delivery, on the day of delivery and, where sent by facsimile transmission, on the day of transmittal of such Notice if given on a Business Day during normal business hours of the recipient and on the next succeeding Business Day if not transmitted on a Business Day or during such business hours. The Indenture Trustee may from time to time notify the Issuer of a change in address or facsimile number by notice given as provided in Section 9.1.

ARTICLE TEN
HOLDERS’ ACTIONS AND MEETINGS
10.1	Holder Actions.
(1)	Any Holder Action to be made, given or taken by Holders of one or more Series may be made, given or taken by such Holders by way of a Holder Direction, or where expressly required by this Indenture or another Series Specific Document, by a Special Holder Direction, from the Holders of such one or more Series. Every Holder Direction and Special Holder Direction given in accordance with this Indenture or a related Series Specific Document shall be binding upon all Holders of the applicable Series whether or not they were present at any applicable meeting or otherwise themselves made, gave or took the Holder Action effected by such Holder Direction or Special Holder Direction, as the case may be, and the Indenture Trustee (subject to compliance with Subsection 8.8(2) with respect to the giving of sufficient funds and indemnity) shall be bound to give effect accordingly to every such Holder Direction and Special Holder Direction.

(2)	A Holder, including a Depositary that is a Holder of a Global Debt Security, may make, give or take, including by proxies duly appointed in writing, any Holder Action to be made, given or taken by such Holder, and a Depositary that is the Holder of a Global Debt Security may provide for the beneficial owners of interests in any such Global Debt Security (including, where applicable, the Participants in any Depositary which own beneficial interests in such Global Debt Security) to direct such Depositary in taking such action through such Depositary’s standing instructions and customary practices, including the delivery of proxies, directions or voting certificates (including any omnibus, global or block proxy, direction or voting certificate) satisfactory to the Indenture Trustee under which such Depositary, any agent for or nominee of such Depositary, or the beneficial owners of interests in any such Global Debt Security (including, where applicable, the Participants in such Depositary which own beneficial interests in such Global Debt Security) themselves take such action by means of additional proxies, directions or voting certificates (including any omnibus, global or block proxy, direction or voting certificate) satisfactory to the Indenture Trustee, in each case through standing instructions and customary practices applicable to such Depositary or such Participant or an agent or nominee of such Depositary or such Participant. The Depositary (including, where applicable, the Participants in such Depositary which own beneficial interests in such Global Debt Security), or such agent or nominee may, in its discretion report to the Indenture Trustee the result of its solicitation of proxies, directions and voting certificates on an aggregate basis.

(3)	The fact and date of the execution by any Person of an instrument or writing effecting or approving a Holder Action may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other Person authorized by Applicable Law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness or notary the execution of such instrument or writing. Whenever such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The facts and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(4)	The ownership, principal amount and serial numbers of Registered Debt Securities held by any Person, and the date of the commencement and the date of the termination of such holding, shall be proved by the relevant Register.

(5)	The ownership, principal amount and serial numbers of Bearer Debt Securities held by any Person, and the date of the commencement and the date of the termination of such holding, may be proved by the production of such Bearer Debt Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary acceptable to the Issuer, wherever situated, if such certificate shall be deemed by the Indenture Trustee to be satisfactory, showing that at the date mentioned in such certificate such Person had on deposit with such depositary, or exhibited to it, the Bearer Debt Securities described in such certificate; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Debt Securities, if such certificate or affidavit is deemed by the Indenture Trustee to be satisfactory. The Indenture Trustee and the Issuer may assume that ownership of any Bearer Debt Security continues until another certificate or affidavit bearing a later date issued in respect of the same Bearer Debt Security is produced, or such Bearer Debt Security is produced to the Indenture Trustee by some other Person, or such Bearer Debt Security is surrendered in exchange for a Registered Debt Security, or such Bearer Debt Security is no longer Outstanding. The ownership, principal amount and serial numbers of Bearer Debt Securities held by the Person so executing such instrument or writing and the date of the commencement and the date of the termination of such holding may also be proved in any other manner which the Indenture Trustee deems sufficient.

(6)	Any Holder Action of, or which is binding on, any Holder of a Debt Security shall bind every future Holder of such Debt Security and the Holder of every Debt Security issued upon the registration or transfer of such Debt Security or in exchange for or in lieu of such Debt Security in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance on such Holder Action, whether or not notation of such action is made upon such Debt Security.

(7)	If the Issuer or the Indenture Trustee shall solicit any Holder Action, the Issuer or the Indenture Trustee, as the case may be, may fix in advance a record date for the determination of Holders entitled to make, give or take such Holder Action. Such Holder Action may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether the requisite Holders have authorized or agreed or consented to such Holder Action. No such Holder Action shall be deemed effective unless it shall become effective pursuant to this Indenture not later than eleven months after the applicable record date.

10.2	Meetings of Holders.
(1)	Calling of Meetings. At any time and from time to time, the Issuer or the Indenture Trustee may, and the Indenture Trustee shall on receipt of a written request signed by Holders representing not less than 25% of the aggregate principal amount of the applicable one or more Series then Outstanding, and upon receiving sufficient funds and being indemnified to its satisfaction by the Issuer or by the Holders signing such request, as the case may be, against the costs which may be incurred by it in connection with the calling and holding of such meeting, call a meeting of the Holders of such Series. If the Indenture Trustee fails within 30 days after receipt of such written request, such funds and such indemnity to give notice calling such meeting, such Holders may themselves call such meeting and the notice calling such meeting may be signed by such Person as those Holders specify. Every such meeting shall be held in Calgary, Alberta or at such other place as the Issuer, the Indenture Trustee or the Holders, as the case may be, calling such meeting approve or determine.

(2)	Notice of Meetings. At least 21 days prior notice of any meeting of Holders of one or more Series shall be given to such Holders, to the Issuer (unless the meeting has been called by the Issuer) and to the Indenture Trustee (unless the meeting has been called by the Indenture Trustee). Such notice shall state the time and the place of the meeting and shall specify, in general terms, the nature of the business to be transacted at such meeting. It shall not be necessary to specify in the notice the text of any resolution to be passed at such meeting. Such notice shall also state that any Holder may be represented at any such meeting by a proxy duly appointed by document in writing in accordance with the regulations made from time to time by the Indenture Trustee pursuant to Section 10.5, and that the appointment of any proxy may be revoked at any time before the commencement of the meeting to which the appointment relates. Subject to Subsection 10.2(2), notices shall be given in the manner set forth in Article 9.

(3)	Quorum. At a meeting of Holders of one or more Series;
(a)	Persons entitled pursuant to this Indenture to vote Debt Securities representing more than 10% of the aggregate principal amount of such one or more Series shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. If a quorum is not present on the date for which the meeting is called within 30 minutes after the time fixed for the holding of the meeting, then the meeting, if called pursuant to a request of Holders, will be dissolved; but in any other case the meeting shall be adjourned to the same day in the next calendar week (unless such day is not a Business Day in which case it will be adjourned to the next Business Day thereafter) at the same time and place, and no notice will be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Holders of the Series present in person or by proxy will, subject to Paragraph 10.3(2)(b), constitute a quorum and may transact the business for which the meeting was originally convened, provided that such Holders represent at least 10% of the aggregate principal amount of the applicable Series then Outstanding. Any meeting of Holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(b)	Notwithstanding Paragraph (a) above, for the purpose of a Holder Direction or a Special Holder Direction, Persons entitled pursuant to this Indenture to vote Debt Securities representing more than 50% of the aggregate principal amount of the applicable one or more Series shall constitute a quorum. No business shall be transacted in connection with any Special Holder Direction in the absence of a Special Quorum. If a Special Quorum is not present within 30 minutes after the time fixed for the holding of such meeting, then the meeting, if called pursuant to a request of Holders, will be dissolved; but in any other case the meeting with respect only to such Special Holder Direction (but for greater certainty not with respect to any other matters unless so determined at such meeting) shall be adjourned to the same day in the next calendar week (unless such day is not a Business Day in which case it will be adjourned to the next Business Day thereafter) at the same time and place, and no notice will be required to be given in respect of such adjourned meeting. At the adjourned meeting, if a Special Quorum is not present within 30 minutes after the time fixed for the holding of such meeting, the meeting will be dissolved with respect to such Special Holder Direction.

(c)	Any Holder who has executed a document in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a Quorum or a Special Quorum and be deemed to have voted; provided that such Holder shall be considered as present or voting only with respect to the matters covered by such document.
(4)	Chairman. The Indenture Trustee shall appoint in writing an individual, who need not be a Holder, to be the chairman of the meeting; provided however that Holders representing more than 50% of the aggregate principal amount of the applicable one or more Series then Outstanding present in person or by proxy at the meeting may elect at such meeting another individual, who need not be a Holder, to be the chairman of the meeting. No vote shall be cast or counted at any meeting in respect of any Debt Securities challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder or proxy of a Holder.

(5)	Voting. At a meeting of Holders:
(a)	In order to be entitled to vote, a Person shall be (i) a Holder of the applicable Series, or (ii) a Person appointed by a document in writing as proxy by a Holder of the applicable Series (including in the case of a Depositary that is a Holder of a Global Debt Security, any Person appointed as proxy pursuant to an omnibus, global or block proxy, direction or voting certificate satisfactory to the Indenture Trustee under which such Depositary, any agent for or nominee of such Depositary, or the beneficial owners of interests in any such Global Debt Security (including, where applicable, the Participants in such Depositary which own beneficial interests in such Global Debt Security) themselves take such action by means of additional proxies, directions or voting certificates (including any omnibus, global or block proxy, direction or voting certificate) satisfactory to the Indenture Trustee). A Person acting as a proxy need not be a Holder. In the case of joint registered Holders, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others, but in case more than one of them is present in person or by proxy, they will vote together in respect of the Debt Securities of which they are joint registered Holders.

(b)	The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the name and signatures of Holders or proxies entitled to vote at such meeting and on which shall be inscribed the serial number or numbers of the Debt Securities held or represented by them. The chairman of the meeting shall appoint two scrutineers who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the chairman of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the chairman of the meeting and there shall be attached to such record the original reports of the scrutineers on any vote by ballot taken at such meeting and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in this Section. The record shall be signed and verified by the chairman of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Indenture Trustee to be preserved by the Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be prima facie evidence of the matters stated in such record.
(6)	Minutes. Minutes of all resolutions and proceedings at every such meeting shall be made and duly entered in books to be provided from time to time for that purpose by the Indenture Trustee at the expense of the Issuer, and any such minutes if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of Holders of the applicable one or more Series, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which meetings shall have been made shall be deemed to have been duly called and held and all resolutions passed or proceedings had at such meeting to have been duly passed and had.

(7)	Persons Who May Attend. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, the Issuer and the Indenture Trustee and their respective Counsel and any other Person specified in any related Series Supplement.

10.3	Additional Powers Exercisable by Holder Direction.
          In addition to any powers granted elsewhere in this Indenture or by law, the Holders of a Series shall have the following powers exercisable from time to time by a Holder Direction of the Holders of such Series:
(a)	to restrain any Holder of such Series from taking or instituting any Proceeding for the recovery of amounts payable under such Series or any Series Specific Document for such Series or for the execution of any trust or power under any Series Specific Document for such Series;

(b)	to direct any Holder of such Series who, as such, has brought any Proceeding to stay or discontinue or otherwise deal with such Proceeding in the manner directed by such direction upon payment, if the taking of such Proceeding shall have been permitted by Section 7.1, of the costs, charges and expenses reasonably and properly incurred by such Holder in connection with such Proceeding;

(c)	to appoint a committee to consult with the Indenture Trustee and to delegate to the committee (subject to the limitations, if any, as may be prescribed in such Holder Direction) the power to give to the Indenture Trustee any or all of the actions or directions which the Holders of such Series could give by way of a Holder Direction; such Holder Direction may provide for payment of the expenses and disbursements of and compensation to such committee; such committee will consist of such number of Persons as shall be prescribed by such Holder Direction appointing it and the members need not be themselves Holders; except as otherwise provided in such Holder Direction, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedures generally; such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members of such committee necessary to constitute a quorum or by an instrument or instruments in writing signed by all or a specified majority of such members; all acts of any such committee within the authority delegated to it shall be binding upon all Holders of such Series and may be relied and acted upon by the Indenture Trustee; neither the committee nor any member of such committee shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(d)	amend, modify or repeal any Holder Direction previously passed or approved by the Holders of such Series, or any committee appointed pursuant to Subsection (c) above (subject to any limitations prescribed in such Holder Direction); and

(e)	to remove the Indenture Trustee from office and appoint a successor Indenture Trustee, provided that such removal is consented to by a Holder Direction from the Holders of all Series.

10.4	Powers Cumulative.
          The powers granted in this Indenture shall be deemed to be several and cumulative and not dependent on each other and the exercise of one or more of such powers, or any combination of such powers, from time to time, shall be deemed to not exhaust the rights of the Holders to exercise such power or powers, or combinations of powers, thereafter from time to time.
10.5	Regulations.
          The Indenture Trustee may from time to time make reasonable regulations and may make reasonable variations to the regulations as it thinks fit with respect to:
(a)	the voting by proxy by Holders and the form or forms of instrument appointing proxies and the manner in which such instruments will be executed and with respect to the production of the authority of any Person signing on behalf of the giver of the proxy;

(b)	the delivery (whether in original, facsimile, electronic or other form) or lodging of instruments appointing proxies at any place or places and in such custody as the Indenture Trustee directs and the time, if any, before the holding of the meeting or adjourned meeting by which the same must be deposited;

(c)	the forwarding by the custodian of proxies of particulars of instruments appointing proxies by letter, cable, telegraph, facsimile, electronic messaging system or other means before the meeting to the Issuer or to the Indenture Trustee or to the chairperson of the meeting;

(d)	the issue of voting certificates to Holders of Global Debt Securities which voting certificates shall entitle the Persons named in such certificate to be present and vote at any such meeting and at any adjournment of such meeting or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment of such meeting, in the same manner and with the same effect as though the Holders so named in such voting certificates were the actual registered Holders of Debt Securities represented by such Global Certificate; and

(e)	any and all other matters respecting the execution and delivery of any documents or instruments evidencing any Holder Action by or on behalf of a Holder making, giving or taking such Holder Action.
Any regulations so made will be binding and effective and votes given, and the Holder Actions made, given or taken, in accordance with such regulations will be valid and will be counted. Instruments appointing proxies, the particulars of which are forwarded in accordance with the regulations, will confer the same right to vote, and to make, give or take such Holder Action, as though the instruments themselves were produced at the meeting or made, given or taken by the applicable Holder, as the case may be. Except as otherwise specified in this Indenture, the only Persons who will be recognized at any meeting of Holders or as entitled to vote or be present at any such meeting will be Holders and holders of proxies (or also in the case of Global Debt Securities voting certificates) of such Holders.

ARTICLE ELEVEN
AMALGAMATION, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE
11.1	Issuer May Consolidate, etc., Only on Certain Terms
(a)	The Issuer may not consolidate or amalgamate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, unless:
(i)	the Person formed by such consolidation or amalgamation or into which the Issuer is merged or the Person which shall have acquired or leased all such properties or assets (A) shall be a corporation, partnership or trust organized and existing under the laws of Canada or any province or territory thereof, or the United States, any state thereof or the District of Columbia, and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the Issuer’s obligations for the due and punctual payment of the principal of (premium, if any) and interest on all Debt Securities and the performance and observance of every covenant and agreement of this Indenture on the part of the Issuer to be performed;

(ii)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing with respect to the Debt Securities of any Series; and

(iii)	the Issuer or such Person shall have delivered to the Indenture Trustee a Certificate of the Issuer and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
(b)	If, as a result of any such transaction, any properties or assets of the Issuer or any Subsidiary of the Issuer become subject to a Lien, then, unless such Lien could be created, incurred or assumed pursuant to Subsection 5.2(a) without equally and ratably securing all Debt Securities, the Issuer, simultaneously with or prior to such transaction, will cause the Debt Securities and its other obligations under this Indenture to be secured equally and ratably with or prior to the indebtedness secured by such Lien for so long as such indebtedness is secured thereby.
11.2	Successor Person Substituted
          Upon any consolidation or amalgamation by the Issuer with or merger by the Issuer into any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety to any Person in accordance with Section 11.1, the successor Person formed by such consolidation or amalgamation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and in the event of any such conveyance or transfer, the Issuer (which term shall for this purpose mean the Person named as the “Issuer” in the first paragraph of the Indenture or any successor Person which shall theretofore become such in the manner described in Section 11.1), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture.
ARTICLE TWELVE
SUPPLEMENTAL INDENTURES AND AMENDMENTS
12.1	Series Supplements.
          Without the consent of any Holders, but subject to the terms and conditions of this Indenture, the Issuer and the Indenture Trustee may, and the Indenture Trustee shall, upon the written request of the Issuer or when so directed by this Indenture, make, execute, acknowledge and deliver Series Supplements from time to time establishing the Principal Terms of the Series which the Issuer wishes to be able to issue under this Indenture.
12.2	Supplemental Indentures .
(1)	Without the consent of any Holders, the Issuer and the Indenture Trustee may, and the Indenture Trustee shall, upon the written request of the Issuer or when so directed by this Indenture, make, execute, acknowledge and deliver deeds or indentures supplemental to this Indenture (provided that, for the purpose of this Subsection, such deeds or indentures supplemental to this Indenture shall not include Series Supplements) (any such deed or indenture is sometimes referred to herein as an “Indenture Amendment”) for any one or more of the following purposes:
(a)	adding to the covenants of the Issuer contained in this Indenture for the protection of the Holders of all or any Series;

(b)	giving effect to any Holder Direction or Special Holder Direction or any other direction from Holders permitted to be given under this Indenture, and to any other Holder Action made, given to or taken by the Holders of one or more Series in accordance with this Indenture;

(c)	making such provisions, not substantially inconsistent with this Indenture, as may be necessary or desirable with respect to matters arising under this Indenture which, in the opinion of the Indenture Trustee, are expedient to make; provided that the Indenture Trustee or Counsel to the Indenture Trustee shall be of the opinion that such provisions do not individually or in the aggregate materially adversely affect the interests of the Holders of any Series;

(d)	without limiting Article 11, evidencing the succession, or successive successions, of any Successor Issuer to the Issuer and the covenants and obligations of the Issuer under this Indenture and the other Series Specific Documents assumed by any such Successor Issuer;

(e)	providing for altering this Indenture or a Series Supplement in respect of the exchange or transfer of Debt Securities;

(f)	adding to or modifying, amending or eliminating any of the terms of this Indenture or a Series Supplement, provided however that:
(i)	no such addition, modification, amendment or elimination shall be effective with respect to any Debt Securities which are Outstanding at the time of such addition, modification, amendment or elimination; and

(ii)	the Indenture Trustee may decline to enter into any Indenture Amendment which would adversely affect its own rights, duties or immunities under this Indenture or otherwise;
(g)	making any addition to, or modification, amendment or elimination of any of the terms of, this Indenture which, in the Opinion of Counsel, is necessary or advisable in order to incorporate, reflect or comply with any Applicable Law or requirement of any Governmental Authority, the provisions of which apply to the Issuer, the Indenture Trustee or this Indenture;

(h)	making any changes or corrections in this Indenture which Counsel to the Issuer shall have advised the Issuer and the Indenture Trustee are non-substantive corrections or changes or are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or any clerical omission or mistake or manifest error contained in this Indenture or in any deed, or indenture supplemental hereto or thereto; and

(i)	any other purposes considered appropriate by the Indenture Trustee which, in the opinion of the Indenture Trustee, do not individually or in the aggregate materially adversely affect the interests of the Holders of any Series.
(2)	The Issuer and the Indenture Trustee may, and the Indenture Trustee shall upon written request of the Issuer or when so directed by this Indenture, in any such case subject to the receipt of the consent thereto by the Holders of all Series then Outstanding and which would be affected, (considered as one class), by a Holder Direction from the Holders of all such Series, make, execute, acknowledge and deliver Indenture Amendments for any purpose that is not authorized by Subsection 12.2(1) or by a Series Supplement; provided, however, that no such Indenture Amendment shall:
(a)	change the Stated Maturity of the principal or any instalment of interest to be made to the Holders of such Series;

(b)	reduce the principal amount, the premium, if any, or interest, to be made to the Holders of such Series;

(c)	reduce the amount of principal to be made to the Holders of such Series payable upon acceleration of the Maturity thereof;

(d)	change the Place of Payment of such Series;

(e)	change the currency or currency unit of payment of principal, (premium, if any), or interest to be made to the Holders of such Series;

(f)	impair the right to institute suit for the enforcement of any payment on or with respect to such Series;

(g)	reduce the percentage specified in the definition of “Holder Direction” or “Special Holder Direction” or change the percentage of Holders which may otherwise require any notice, information or action or effect any action under a Series Specific Document for any such Series; or

(h)	modify any provisions of this Indenture relating to the modification and amendment thereof or the waiver of past defaults or covenants except as otherwise provided in this Indenture;
without in any such case the consent of the Holders of each such Series by way of a Special Holder Direction. Any Indenture Amendment made to this Indenture as a whole (as opposed to an Indenture Amendment to a Series Supplement only) made pursuant to this Subsection shall be deemed to affect all Series, other than any Series which an Opinion of Counsel for the Issuer, addressed and delivered to the Issuer and the Indenture Trustee, states is not affected thereby. Any Indenture Amendment to any Series Supplement made pursuant to this Subsection shall be deemed not to affect the interest of any Holder of any other Series. The Indenture Trustee may decline, in its discretion, to enter into any Indenture Amendment which would adversely affect its own rights, duties or immunities under this Indenture or any other Series Specific Document or otherwise.
(3)	It shall not be necessary for the consent of the Holders of any Series to approve the particular form of any proposed Indenture Amendment, but it shall be sufficient if such consent shall approve the substance of such Indenture Amendment. The manner of obtaining such consents and of evidencing the authorization of the execution of such consents shall be subject to such reasonable requirements as the Indenture Trustee may prescribe from time to time.

(4)	Any one of the purposes in Subsections (1) and (2) above and in any Series Supplement may from time to time be exercised independently or in combination with one or more other such purposes and none of such purposes are exclusive of or dependent on any of the other purposes.

(5)	Any Series Supplement executed in accordance with this Indenture shall not be considered an Indenture Amendment for the purposes of Subsections (1) and (2) above.

ARTICLE THIRTEEN
DEFEASANCE; SATISFACTION AND DISCHARGE
13.1	Issuer’s Option to Effect Defeasance or Covenant Defeasance
     The Issuer may, at its option, at any time, elect to have either Section 13.2 or Section 13.3 be applied to all Outstanding Debt Securities of one or more Series upon compliance with the conditions set forth below in this Article 13.
13.2	Defeasance and Discharge
     Upon the Issuer’s exercise under Section 13.1 of the option applicable to this Section 13.2, the Issuer shall be discharged from its obligations with respect to all Outstanding Debt Securities of such one or more Series on the date the conditions set forth in Section 13.4 are satisfied (hereinafter, “Defeasance”). For this purpose, Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Debt Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 13.5 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Outstanding Debt Securities and this Indenture insofar as such Outstanding Debt Securities are concerned (and the Indenture Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Debt Securities to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Outstanding Debt Securities when such payments are due, (B) the Issuer’s obligations with respect to such Outstanding Debt Securities under Sections 2.5, 2.12, 2.15, 5.1(b) and 5.1(c), (C) the rights, powers, trusts, duties and immunities of the Indenture Trustee hereunder, and (D) this Article 13. Subject to compliance with this Section 13.2, the Issuer may exercise its option applicable under this Section 13.2 notwithstanding the prior exercise of its option applicable under Section 13.3.
13.3	Covenant Defeasance
     Upon the Issuer’s exercise under Section 13.1 of the option applicable to this Section 13.3, the Issuer shall be released from its obligations under Sections 5.1(d), 5.2(a), 5.2(b), 5.2(c) and 11.1 with respect to the Outstanding Debt Securities of such one or more Series on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter, “Covenant Defeasance”), and such Debt Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or of Holder Action (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to such Outstanding Debt Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of

Default under Section 6.1(c), but, except as specified above, the remainder of this Indenture and such Outstanding Debt Securities shall be unaffected thereby.
13.4	Conditions to Defeasance or Covenant Defeasance
     The following shall be the conditions to application of either Section 13.2 or Section 13.3 to the Outstanding Debt Securities of such one or more Series:
(a)	The Issuer shall irrevocably have deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debt Securities, (A) money in an amount, or (B) Canadian Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge, and which shall be applied by the Indenture Trustee to pay and discharge, (i) the principal of (and premium, if any, on) and interest on such Outstanding Debt Securities on the Stated Maturity thereof (or Redemption Date, if applicable) of such principal (and premium, if any, on) or installment of interest applicable to such Outstanding Debt Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Debt Securities and (ii) all amounts due the Indenture Trustee under Section 5.1(h); provided that the Indenture Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Canadian Government Obligations to said payments with respect to such Debt Securities. Before such a deposit, the Issuer may give to the Indenture Trustee, in accordance with Section 3.1 hereof, a notice of its election to redeem all of such Outstanding Debt Securities at a future date in accordance with Article 3 hereof and the relevant provisions of the applicable Series Supplement, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect by the Indenture Trustee in applying the foregoing. For this purpose, “Canadian Government Obligations” means securities that are (x) direct obligations of the Government of Canada or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of Canada the timely payment of which is unconditionally guaranteed by the Government of Canada, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in the Bank Act (Canada)), as custodian with respect to any such Canadian Government Obligation or a specific payment of principal of or interest on any such Canadian Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Canadian

Government Obligation or the specific payment of principal of or interest on the Canadian Government Obligation evidenced by such depository receipt.
(b)	No Default or Event of Default with respect to the Debt Securities of any Series shall have occurred and be continuing on the date of deposit under Subsection 13.4(a) or, insofar as Subsections (e) and (f) of Section 6.1 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c)	Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound.

(d)	In the case of an election applicable under Section 13.2, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel in the United States stating that (i) (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change or clarification in the applicable United States federal income tax law, in either case to the effect that the Holders of such Outstanding Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred, and that (ii) the deposit made under Subsection 13.4(a) shall not cause the Indenture Trustee or the trust created hereby to be subject to the U.S. Investment Company Act of 1940, as amended.

(e)	In the case of an election applicable under Section 13.3, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel in the United States to the effect that (i) the Holders of such Outstanding Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, and that (ii) the deposit made under Subsection 13.4(a) shall not cause the Indenture Trustee or the trust created hereby to be subject to the U.S. Investment Company Act of 1940, as amended.

(f)	The Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel in Canada or a ruling from Canada Revenue Agency to the effect that the Holders of such Outstanding Debt Securities will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance (in the case of an election applicable under Section 13.2) or Covenant Defeasance (in the case of an election applicable under Section 13.3) not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of such Outstanding Debt Securities include Holders who are not resident in Canada).
(g)	The Issuer is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada).

(h)	The Issuer shall have delivered to the Indenture Trustee a Certificate of the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 13.2 or the Covenant Defeasance under Section 13.3 (as the case may be) have been complied with.
13.5	Deposited Money and Canadian Government Obligations to Be Held in Trust; Other Miscellaneous Provisions
(a)	Subject to the provisions of Section 5.1(c)(v), all money and Canadian Government Obligations (including the proceeds thereof) deposited with the Indenture Trustee pursuant to Section 13.4 in respect of Outstanding Debt Securities shall be held in trust and applied by the Indenture Trustee, in accordance with the provisions of such Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Indenture Trustee may determine, to the Holders of such Debt Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)	The Issuer shall pay and indemnify the Indenture Trustee against any tax, fee or other charge imposed on or assessed against the Canadian Government Obligations deposited pursuant to Section 13.4 or the principal (and premium, if any) and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Debt Securities which are subject to such Defeasance or Covenant Defeasance.

(c)	Anything in this Article 13 to the contrary notwithstanding, the Indenture Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Canadian Government Obligations held by it as provided in Section 13.4 which, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Indenture Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.
13.6	Reinstatement
     If the Indenture Trustee or any Paying Agent is unable to apply any money in accordance with Section 13.5 by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Debt Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.2 or 13.3, as the case may be, until such time as the Indenture Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.5; provided, however, that if the Issuer makes any payment of principal of (or premium, if any, on) or interest on any Debt Securities following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Debt Securities to receive such payment from the money held by the Indenture Trustee or Paying Agent.
ARTICLE FOURTEEN
GENERAL
14.1	Binding Effect.
     All the covenants and agreements in this Indenture shall bind the successors and assigns of the parties hereto, whether or not so expressed.
14.2	Counterparts.
     This Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same document.
14.3	Privacy.
     The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Issuer shall, prior to transferring or causing to be transferred personal information to the Indenture Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Indenture Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Indenture Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive an respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Issuer or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.
14.4	Third Party Interests.
     The Issuer hereby represents to the Indenture Trustee that any account to be opened by, or interest to be held by the Indenture Trustee in connection with this Indenture, for or to the credit of the Issuer, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or behalf of a third party, in which case the Issuer agrees to complete and execute forthwith a declaration in the Indenture Trustee’s prescribed form as to the particulars of such third party.
     IN WITNESS OF WHICH each of the Issuer and the Indenture Trustee has duly executed this Indenture as of the date first set forth above.

COMPUTERSHARE TRUST		SHAW COMMUNICATIONS INC.
COMPANY OF CANADA

By:		By:

	Name:		Name:
	Title:		Title:

By:		By:

	Name:		Name:
	Title:		Title: